                                                                    EXHIBIT 4.25

================================================================================

                            INDUSTRIAL BUILDING LEASE

                                 by and between

                           FORTRA FIBER-CEMENT L.L.C.,
                      a Delaware limited liability company,
                                  as Landlord,

                                       and

                      JAMES HARDIE BUILDING PRODUCTS, INC.,
                              a Nevada corporation,
                                    as Tenant

                                 OCTOBER 6, 2000

================================================================================

                                TABLE OF CONTENTS

SECTION                                      HEADING                               PAGE
ARTICLE 1              GRANT OF LEASE; PREMISES ................................     1

ARTICLE 2              TERM; POSSESSION ........................................     1

     Section 2.1.      Term ....................................................     1
     Section 2.2.      Condition of Premises ...................................     2
     Section 2.3.      Equipment, Raw Materials and Other Personal Property ....     2
     Section 2.4.      Assignment of Contracts and Permits .....................     3

ARTICLE 3              BASE RENT ...............................................     4

     Section 3.1.      Rent ....................................................     4
     Section 3.2.      Manner of Payment .......................................     5
     Section 3.3.      Late Charge..............................................     5

ARTICLE 4              ADDITIONAL RENT; IMPOSITIONS ............................     5

     Section 4.1.      Obligation to Pay Impositions ...........................     5
     Section 4.2.      Payment by Tenant .......................................     5
     Section 4.3.      Alternative Taxes .......................................     6
     Section 4.4.      Evidence of Payment .....................................     6
     Section 4.5.      Right to Contest ........................................     6
     Section 4.6.      Representations and Warranties...........................     7
     Section 4.7.      Survival ................................................     7
     Section 4.8.      Personal Property Taxes and Rent Taxes ..................     7
     Section 4.9.      Additional Rent .........................................     8

ARTICLE 5              GUARANTIES ..............................................     8

     Section 5.1.      Tenant's Guaranty .......................................     8
     Section 5.2.      Landlord's Guaranty .....................................     9

ARTICLE 6              USE OF PREMISES .........................................     9

     Section 6.1.      Permitted Uses ..........................................     9
     Section 6.2.      Prohibited Uses .........................................     9
     Section 6.3.      Adverse Possession ......................................     9
     Section 6.4.      Use of Parking Areas ....................................    10
     Section 6.5.      Compliance with Bond Documents ..........................    10

ARTICLE 7              UTILITIES AND SERVICES ..................................    11

     Section 7.1.      Utilities and Services ..................................    11
     Section 7.2.      Failure to Furnish Utilities or Services ................    11
     Section 7.3.      Regulations Regarding Utilities and Services ............    11

ARTICLE 8              CONDITION AND CARE OF PREMISES ..........................   11

     Section 8.1.      Condition of the Premises ...............................   11
     Section 8.2.      Tenant Obligations ......................................   11
     Section 8.3.      Landlord Obligations ....................................   12
     Section 8.4.      Compliance with Laws, Rules and Regulations .............   12

ARTICLE 9              RETURN OF PREMISES.......................................   13

     Section 9.1.      Surrender of Possession .................................   13
     Section 9.2.      Installations and Additions .............................   13
     Section 9.3.      Trade Fixtures and Personal Property ....................   13
     Section 9.4.      Survival ................................................   14

ARTICLE 10             HOLDING OVER ............................................   14

ARTICLE 11             [INTENTIONALLY DELETED] .................................   15

ARTICLE 12             RIGHTS RESERVED TO LANDLORD..............................   15

ARTICLE 13             ALTERATIONS .............................................   15

ARTICLE 14             ASSIGNMENT AND SUBLETTING ...............................   16

     Section 14.1.     Assignment and Subletting ...............................   16
     Section 14.2.     Rentals Based on Net Income .............................   17
     Section 14.3.     Tenant to Remain Obligated ..............................   17
     Section 14.4.     Landlord's Consent.......................................   17
     Section 14.5.     Assignee to Assume Obligations ..........................   18
     Section 14.6.     Indirect Assignments ....................................   18

ARTICLE 15             WAIVER OF CERTAIN CLAIMS; INDEMNITY......................   18

     Section 15.1.     Waiver of Certain Claims; Indemnity by Tenant ...........   18
     Section 15.2.     Damage Caused by Tenant's Negligence ....................   19
     Section 15.3.     Tenant Responsible for Personal Property ................   19
     Section 15.4.     Indemnification .........................................   19
     Section 15.5.     Survival ................................................   20

ARTICLE 16             DAMAGE OR DESTRUCTION BY CASUALTY .......................   20

ARTICLE 17             EMINENT DOMAIN ......................... ................   20

ARTICLE 18             EVENT OF DEFAULT ........................................   21

     Section 18.1.     Events of Default .......................................   21
     Section 18.2.     Rights and Remedies of Landlord ................ ........   22
     Section 18.3.     Right to Re-Enter .......................................   22

     Section 18.4.     Periodic Damages ..............................................    23
     Section 18.5.     Liquidated and Associated Damages .............................    24
     Section 18.6.     Storage, Removal and Sale of Personal Property ................    24
     Section 18.7.     Attorneys' Fees ...............................................    25
     Section 18.8.     [Intentionally Deleted] .......................................    25
     Section 18.9.     Landlord Default ..............................................    25

ARTICLE 19             SUBORDINATION .................................................    25

     Section 19.1.     Subordination .................................................    25
     Section 19.2.     Liability of Holder of Mortgage; Attornment....................    26
     Section 19.3.     Short Form Lease ..............................................    26

ARTICLE 20             MORTGAGEE PROTECTION ..........................................    26

ARTICLE 21             ESTOPPEL CERTIFICATE ..........................................    27

ARTICLE 22             SUBROGATION AND INSURANCE .....................................    27

     Section 22.1.     Waiver of Subrogation .........................................    27
     Section 22.2.     Tenant's Insurance ............................................    28
     Section 22.3.     Evidence of Insurance .........................................    29
     Section 22.4.     Compliance with Requirements ..................................    30
     Section 22.5.     Proceeds of Certain Insurance .................................    30

ARTICLE 23             NONWAIVER .....................................................    30

ARTICLE 24             DUE AUTHORITY .................................................    31

ARTICLE 25             REAL ESTATE BROKERS ...........................................    31

ARTICLE 26             NOTICES .......................................................    31

ARTICLE 27             HAZARDOUS SUBSTANCES ..........................................    33

     Section 27.1.     Defined Terms .................................................    33
     Section 27.2.     Tenant's Obligations with Respect to Environmental Matters ....    34
     Section 27.3.     Copies of Notices .............................................    35
     Section 27.4.     Tests and Reports .............................................    35
     Section 27.5.     Access and Inspection .........................................    35
     Section 27.6.     Obligation to Respond .........................................    36
     Section 27.7.     Indemnification ...............................................    36

ARTICLE 28             TITLE AND COVENANT AGAINST LIENS ..............................    37

ARTICLE 29             MISCELLANEOUS..................................     37

     Section 29.1.     Successors and Assigns.........................     37
     Section 29.2.     Modifications in Writing.......................     37
     Section 29.3.     No Option; Irrevocable Offer...................     37
     Section 29.4.     Definition of Tenant...........................     38
     Section 29.5.     Definition of Landlord.........................     38
     Section 29.6.     Headings.......................................     38
     Section 29.7.     Time of Essence................................     38
     Section 29.8.     Default Rate of Interest.......................     38
     Section 29.9.     Severability...................................     38
     Section 29.10.    Entire Agreement...............................     38
     Section 29.11.    Force Majeure..................................     38
     Section 29.12.    Survival.......................................     39
     Section 29.13.    Relationship of Parties........................     39
     Section 29.14.    Surrender......................................     39
     Section 29.15.    No Merger......................................     39
     Section 29.16.    Governing Law..................................     39
     Section 29.17.    Quiet Possession...............................     39
     Section 29.18.    Landlord's Lien Waiver.........................     40
     Section 29.19.    Intent - Triple Net Lease......................     40
     Section 29.20.    Usury..........................................     40
     Section 29.21.    Financial Statements...........................     40
     Section 29.22.    Consents and Approvals.........................     40
     Section 29.23.    Option to Purchase.............................     40
     Section 29.24.    Right of First Refusal.........................     41

ARTICLE 30             DEFINITIONS....................................     41

Exhibit A - Legal Description
Exhibit B - Schedule of Personal Property
Exhibit C - Tenant Guaranty
Exhibit D - Landlord Guaranty
Exhibit E - Form of Confidentiality Undertaking
Exhibit F - Schedule of Leased Equipment

                            INDUSTRIAL BUILDING LEASE

      THIS LEASE made this 6th day of October, 2000, by and between FORTRA FIBER-CEMENT L.L.C., a Delaware limited liability company, hereinafter referred to as "Landlord," and JAMES HARDIE BUILDING PRODUCTS, INC., a Nevada corporation, hereinafter referred to as "Tenant."

                                    ARTICLE 1

                            GRANT OF LEASE; PREMISES

      For and in consideration of the rent hereinafter reserved and the covenants and conditions hereof, Landlord does hereby lease to Tenant, and Tenant rents from Landlord, the parcel of land comprising approximately forty-five (45) acres, legally described on Exhibit A attached hereto and made a part hereof, upon which is situated a building containing approximately 335,610 square feet, together with all other improvements now located or to be located thereon during the Term (as that term is defined below) and all appurtenances belonging to or in any way pertaining to the said premises, located in Waxahachie, Ellis County, Texas (the "Premises") and all Personal Property (as that term is defined below).

      Tenant agrees to comply with all covenants, conditions and restrictions of record as they relate to the conduct of Tenant and its use and occupancy of the Premises. No amendment to any such covenants, conditions and restrictions of record shall materially interfere with Tenant's right to use the Premises under this Lease without Tenant's consent, not to be unreasonably withheld or delayed. Landlord agrees to cooperate with Tenant, at no material out-of-pocket expense to Landlord, in connection with any effort by Tenant to obtain a survey of the Premises and a leasehold policy of title insurance or commitment therefor showing title to the Premises in Landlord free and clear of any third-party rights or options to purchase the Premises. Tenant agrees to furnish Landlord copies of any such title insurance policy or commitment therefor and survey of the Premises obtained by Tenant.

      Tenant acknowledges that certain facilities (the "Bond-Financed Project") constituting a portion of the Premises were financed with the proceeds of the Waxahachie Industrial Development Authority Waste Disposal Revenue Bonds (Temple/Re-Con Inc. Project) Series 1998 (the "Bonds"), which are tax-exempt obligations issued pursuant to Sections 103 and 142(a)(5)&(6) of the Internal Revenue Code of 1986. In connection with the issuance of the Bonds, Landlord has made certain covenants and representations regarding the use of the Bond-Financed Project, which remain enforceable and effective as of the date hereof.

                                    ARTICLE 2

                                TERM; POSSESSION

      Section 2.1. Term. The term of this Lease ("Term") shall commence upon October 7, 2000 (the "Commencement Date") and shall expire without the further action of the parties hereto on the date two hundred thirty-three (233) months and twenty-four (24) days after the Commencement Date at 5:00 p.m. CST on March 31, 2020 (the "Expiration Date"), unless sooner terminated as provided herein.

      Section 2.2. Condition of Premises. Tenant agrees that the Premises and the Personal Property are being leased by Landlord, and are hereby accepted by Tenant, in their existing physical condition, AS IS, WITH ALL FAULTS, without any agreements, representations, understandings or obligations on the part of Landlord, except as expressly set forth in this Lease. Landlord agrees to deliver possession of the Premises to Tenant in a shut down state free of scrap and refuse and with all tanks, process equipment, pipe-work and vats clean and clear of all process material, except for tanks and vats used to store Raw Materials (as that term is defined below).

      Section 2.3. Equipment, Raw Materials and Other Personal Property.

      (a) Personal Property. The "Personal Property" is hereby defined as all furniture, furnishings, office equipment, lab equipment and production equipment (other than Surplus Equipment (as that term is defined below)) located on the Premises and described in Exhibit B attached hereto (but excluding all computer hardware and software not related to the manufacturing processes conducted in the Premises by Landlord, raw materials, spare and replacement parts and finished goods).

      (b) Equipment. Tenant has identified to Landlord the production equipment currently located in the Premises which is not necessary in the operation of its business, together with Spare Parts (as that term is hereafter defined) which relate thereto (the "Surplus Equipment"). Landlord agrees to furnish Tenant notice on or before October 12, 2000 of which items of Surplus Equipment Landlord intends to remove from the Premises as set forth herein. Thereafter, and until and through November 6, 2000, Landlord may remove from the Premises without compensation to Tenant the Surplus Equipment described in Landlord's notice at Landlord's sole cost and expense. Landlord may remove from the Premises through November 6, 2000 the sawline from the finishing area and scissors lifts identified by Tenant at Landlord's sole cost and expense. In consideration of Ten and 00/100 Dollars ($10.00) and the right to one-half of all net proceeds of the sale thereof as set forth hereinbelow, the remaining Surplus Equipment shall become the property of Tenant on and as of the Commencement Date. Tenant agrees to use commercially reasonable efforts to sell the Surplus Equipment not removed by Landlord on or before May 31, 2001 at prices reasonably acceptable to Tenant. In the event any such Surplus Equipment is not sold as of May 31, 2001, Landlord shall have the right but not the obligation to remove any such remaining Surplus Equipment on or before June 30, 2001. Tenant hereby grants Landlord and its agents access to the Premises for thirty (30) days commencing on each of the Commencement Date and June 1, 2001 for the purpose of removing the sawline, scissors lifts and such Surplus Equipment as set forth above. Landlord shall remove such equipment in a manner so as not to unreasonably interfere with Tenant's operations and business at the Premises. Tenant acknowledges that it is refurbishing portions of the Premises prior to beginning manufacturing operations therein and that Landlord shall not be obligated to repair any non-material non-structural damage or any non-structural damage to portions of the Premises which Tenant is refurbishing that may be caused by such removal. The proceeds of all Surplus Equipment sold under this Section 2.3(b) net of the reasonable and customary out-of-pocket costs and expenses of such sales shall be distributed in equal halves to each of Tenant and Landlord promptly upon receipt.

      (c) Raw Materials. Tenant agrees to identify any raw materials located in the Premises on the Commencement Date which, in Tenant's good faith judgment, are useable in Tenant's operations (the "Raw Materials") by written notice delivered to Landlord on or before October 16, 2000. Tenant shall purchase all such Raw Materials by paying Landlord a sum equal to the lesser of Landlord's cost thereof, as evidenced by paid receipts, cancelled checks or other reasonable documentation, or Tenant's replacement cost therefor, as evidenced by current vendor information, on or before October 26, 2000.

      (d) Spare Parts. Tenant agrees to purchase all spare and replacement parts located in the Premises on the Commencement Date (the "Spare Parts") by paying Landlord a sum equal to the book value thereof less the book value of (i) such Spare Parts which relate to Surplus Equipment, (ii) such Spare Parts which are deemed by Tenant to be kept in excess of Tenant's spare parts requirements,
(iii) the ball mill included in Spare Parts and (iv) individual items with a book value of less than $500 each, on or before October 26, 2000.

      (e) Finished Goods. Landlord shall remove all finished goods from the finished goods storage area in the Premises on or before December 6, 2000. Tenant hereby grants Landlord and its agents access to the Premises for the purpose of storing and removing such finished goods as set forth above upon the same terms set forth in Subsection 2.3(b) above.

      (f) Leased Equipment. Attached hereto as Exhibit F is a schedule of certain equipment used in connection with the operation of the Premises (the "Leased Equipment"). Landlord agrees to pay all rents payable under the leases for the Leased Equipment in accordance with the terms and provisions thereof as of the date hereof so that such Leased Equipment is available to Tenant in accordance with the term of such leases. Tenant agrees to comply with the obligations of the lessee under such leases except for the payment of rents thereunder. On or before termination of each lease for Leased Equipment, Landlord agrees to pay the terminal value thereunder or otherwise purchase any reversionary interest of the lessor and to pay any other costs necessary to convey such equipment to Tenant at such time for no additional consideration, free and clear of any liens or encumbrances.

      Section 2.4. Assignment of Contracts and Permits.

      (a) Contracts. Landlord has furnished Tenant copies of all assignable supply and other contracts related to the ownership, occupancy, operation and maintenance of the Premises in Landlord's possession. Prior to the Commencement Date, Tenant shall inform Landlord of which of such contracts, if any, Tenant intends to assume (the "Contracts"). As of the Commencement Date, Tenant agrees to assume all of Landlord's obligations under the Contracts accruing on or after the Commencement Date, except as set forth in Section 2.3(f) above, and to execute and deliver such instruments evidencing such assumption as may be reasonably requested by Landlord or any other parties to any of the Contracts.

      (b) Permits. Landlord agrees to assign to Tenant as of the Commencement Date any assignable permits and licenses related to (i) the ownership, occupancy, operation and maintenance of the Premises and (ii) the Personal Property. Tenant agrees to notify in writing the issuing authority of each such permit and license of Tenant's occupancy of the Premises in accordance with the requirements of such issuing authorities and all applicable laws, ordinances, rules and regulations.

      (c) Warranties and Guaranties. Landlord agrees to assign to Tenant for the Term of this Lease the benefit of any assignable warranty or guarantee, whether express or implied, attaching to the Personal Property or the Premises and Tenant agrees to assign the benefit of any such warranty or guarantee back to Landlord at the expiration of this Lease. Landlord agrees to assign the benefit of any assignable warranty or guarantee whether express or implied attaching to the Raw Materials, Surplus Equipment or Spare Parts to Tenant. If Landlord holds the benefit of any warranty or guarantee attaching to the Personal Property, Premises, Raw Materials, Surplus Equipment or Spare Parts which benefit cannot be assigned to Tenant, then on request by Tenant, Landlord agrees to use commercially reasonable efforts to invoke that warranty or guarantee for the benefit of Tenant, subject to Tenant's satisfaction of any conditions to the enforceability of such warranty or guarantee.

                                    ARTICLE 3

                                    BASE RENT

      Section 3.1. Rent. Tenant shall pay to Landlord the following "Rents" for the Premises and the Personal Property during the Term:

            (a) Base Rent. Tenant shall pay base rent ("Base Rent") to Landlord for the Premises commencing on the Commencement Date as follows:

                                                       QUARTERLY BASE
         PERIOD                       BASE RENT            RENT
     October 7, 2000 -
    December 31, 2000                $   233,333       $      233,333

     January 1, 2001 -
     March 31, 2001                  $   250,000       $      250,000

  April 1, 2001 - March
   31, 2002, and each
  subsequent twelve (12)
 month period commencing
  April 1, through and
including April 1, 2019 -
     March 31, 2020                  $ 3,400,000       $      850,000

All Base Rent shall be payable on October 7, 2000 and on the first day of each and every calendar quarter thereafter during the Term and at the same rate for fractions of a quarter if the Rent payments shall end on any day except the last day of a calendar quarter.

      (b) Additional Rent. Tenant shall also pay "Additional Rent" consisting of all sums of money (other than Base Rent) payable by Tenant as set forth herein, whether payable on a regular, periodic, intermediate or other basis and regardless of whether paid directly to Landlord or to another party or entity in fulfillment of Tenant's obligations under this Lease.

      Section 3.2. Manner of Payment. Except as otherwise expressly provided herein, Base Rent, Additional Rent, Impositions and all other amounts becoming due from Tenant hereunder (collectively, "Rent") shall be paid in lawful money of the United States of America to Landlord by wire transfer to Landlord's account or as otherwise designated from time to time by written notice from Landlord to Tenant. Without limiting the covenant of quiet enjoyment as set forth in Section 29.17 below, the payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, and Rent shall be paid without any set off, abatement, counterclaim or deduction whatsoever except as may be expressly provided herein. Concurrently with the execution hereof, Tenant shall pay Landlord the first installment of Base Rent payable hereunder and not as a security deposit under this Lease.

      Section 3.3. Late Charge. In the event that any payment of a second installment of Base Rent due in any twelve (12) month period or any payment of Additional Rent or Impositions shall not be received by Landlord or the payee thereof within five (5) days of the due date thereof specified in this Lease, then Tenant shall pay Landlord a late charge equal to the greater of (i) four percent (4%) of the delinquent amount then due Landlord without regard to source, or (ii) the late charge amount or other fee charged to Landlord by the applicable vendor(s) or authority(s) in order to reimburse Landlord for Landlord's costs, damages and all other expenses for such late payment. The imposition of such late charge shall be in addition to, and shall not limit, any other remedy available to Landlord under this Lease.

                                    ARTICLE 4

                          ADDITIONAL RENT; IMPOSITIONS

      Section 4.1. Obligation to Pay Impositions. In addition to paying the Base Rent specified in Section 3.1 hereof, Tenant shall also pay as Additional Rent under this Lease the Impositions determined in accordance with this Article 4.

      Section 4.2. Payment by Tenant. Notwithstanding anything to the contrary contained herein or otherwise, but subject to and without limitation of the first sentence of Section 4.8 below, this Lease shall be deemed to be construed as a triple net lease and any and all expenses and obligations incurred or accrued during the Term in connection with the Premises and the Personal Property and the ownership, maintenance, repair and operation thereof, including, without limitation, capital expenses, will be the obligation of the Tenant, it being understood that Landlord shall receive the Base Rent set forth in Section 3.1 hereof free and clear of any and all other impositions, taxes, assessments, liens, charges or expenses of any nature whatsoever in connection with the ownership, maintenance, repair and operation of the Premises and the Personal Property, except for expenses and obligations arising from a default by Landlord hereunder. Tenant shall pay as Additional Rent for the Premises all taxes and assessments, general and special, water and sewer rates, charges or taxes in lieu of real estate taxes, and all other impositions, foreseen or unforeseen, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the Term upon the Premises, or any part thereof, or upon any improvements at any time situated thereon or with respect to Rent payable hereunder (collectively, the "Impositions"); provided, however, that (a) Impositions levied against the Premises or any personal property conveyed to Tenant hereunder or by any bill of sale shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Term and as of the Expiration Date for the last year of the Term (in each case, on the basis of Landlord's reasonable estimate thereof), and (b) all taxes attributable to the Premises or the Personal Property or any personal property conveyed to Tenant hereunder or by any bill of sale for any period prior to the Commencement Date and all taxes attributable to Landlord's income and profit, franchise taxes, gross profit, revenue, federal income taxes, state and local net income tax, federal excess profit taxes, franchise, capital stock, business and federal or state estate or inheritance taxes of Landlord and roll-back taxes attributable to change in use or ownership by Landlord prior to the Commencement Date or all other taxes relating to periods prior to the Term hereof, shall be the sole responsibility of Landlord (collectively, the "Excluded Taxes"). Landlord hereby indemnifies and holds harmless Tenant for all such Excluded Taxes, which indemnity shall survive the expiration or termination of this Lease.

      Section 4.3. Alternative Taxes. If at any time during the Term, the method of taxation prevailing at the commencement of the Term shall be altered so that any new or additional tax, assessment, levy, imposition or charge, or any part thereof, shall be imposed upon Landlord in place or partly in place of any such impositions or contemplated increase therein, or in addition to Impositions, and shall be measured by or be based in whole or in part upon this Lease or the Premises or the Rent or other income therefrom, and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the definition of Impositions for the purposes hereof to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided with respect to the payment of Impositions, but not including any Excluded Taxes.

      Section 4.4. Evidence of Payment. Tenant shall deliver to Landlord duplicate receipts (or photostatic copies thereof) evidencing the payments of all Impositions within thirty (30) days after the respective payments evidenced thereby to the extent that Tenant is obligated to pay same directly to the applicable taxing authority pursuant to this Article 4.

      Section 4.5. Right to Contest. From and after the Commencement Date, Tenant shall have the right, at its own cost and expense, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition or reserves set aside for the same, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of this
Section 4.5, Tenant may postpone or defer payment of such Imposition if (i) neither the Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (ii) if Tenant has assigned this Lease other than to an affiliate under common Control (as that term is defined below) with Tenant, Tenant or its assignee shall have deposited with Landlord in an escrow account cash payable to Landlord in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Premises or any portion thereof during the pendency of such proceedings, or such other form of security reasonably satisfactory to Landlord. Tenant shall have the right, subject to Landlord's approval, not to be unreasonably withheld, delayed or conditioned, to select the counsel to be retained in connection with the prosecution of any such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem in good faith that the amount deposited, if any, as aforesaid, is insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited, together with sums deposited in the Tax Account, may be applied by Landlord to the payment, removal and discharge of such Imposition and any interest, fines and penalties incurred or imposed in connection therewith, and any costs, fees (including reasonable attorneys' fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including reasonable attorneys' fees, interest, penalties, fines and other liability incurred or imposed in connection therewith, and upon such payment Landlord shall return all amounts deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 4.5 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require, including, without limitation, representation by legal counsel of its choice. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys' fees, costs and expenses incurred or imposed in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys' fees), costs and expenses, or, on demand, to make reimbursement to Landlord for such payment. Subject to the foregoing, Landlord agrees to cooperate with Tenant, at no material out-of-pocket expense to Landlord, in connection with any efforts by Tenant to obtain any available abatements, reductions, rebates, reassessments of valuation or other relief with respect to the Impositions.

      Section 4.6. Representations and Warranties. Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of the Impositions. Tenant has had an opportunity to consult with Landlord with respect to the Impositions projected but has not relied upon any statements or representations of Landlord or any agent or affiliate of Landlord in regard thereto in executing this Lease and agreeing to perform the terms and covenants hereof and shall make no claims against Landlord based thereon, except for the Landlord's failure to pay such Impositions for such periods prior to or after the Term.

      Section 4.7. Survival. Without limitation of other obligations of Tenant which shall survive the expiration or earlier termination of this Lease, the obligation of Tenant to pay Impositions or other Additional Rent provided for in this Article 4 accruing during the Term shall survive such expiration or earlier termination of this Lease for four (4) years.

      Section 4.8. Personal Property Taxes and Rent Taxes. Landlord shall have no obligation to pay any personal property taxes assessed and charged with respect to the Personal Property or any equipment, improvements or personal property owned or leased by Tenant ("Personal Property Taxes"), provided, however, that Landlord agrees to pay when due any such taxes assessed and charged with respect to the Surplus Equipment for the entire year 2000 and one-half of any such taxes assessed and charged with respect to the Surplus Equipment for the first six (6) months of the year 2001. Tenant shall pay all such taxes, related assessments and/or penalties prior to their becoming delinquent or past due. In addition to the Base Rent and other items of Additional Rent due under this Lease, Tenant shall pay to Landlord all state and local taxes and assessments in the nature of sales or use taxes, rental taxes, transaction privilege taxes, taxes based on the payment or receipt of rent or taxes based on the use or occupancy of real property, along with all related assessments, fees, costs, penalties and other charges, whether or not such items are intended to be paid by landlords or owners of property to the extent the foregoing are related to the Premises, but not including any Excluded Taxes (collectively, "Rent Taxes"). Tenant covenants and agrees to pay Rent Taxes to Landlord within thirty (30) days of written notice from Landlord, and Tenant's failure to do so shall constitute a default under this Lease.

      Section 4.9. Additional Rent. All amounts payable by Tenant for any sum or charge due hereunder including, without limitation, amounts paid as or on account of Rent Taxes, shall be deemed to be, and collectible as, Additional Rent due under this Lease and any failure to pay such amounts when due or upon written demand by Landlord (should it elect to do so) shall be a default under this Lease entitling Landlord to pursue any and all rights and remedies available to Landlord for Tenant's failure to pay Rent.

                                    ARTICLE 5

                                   GUARANTIES

      Section 5.1. Tenant's Guaranty. As security for the performance of its obligations under this Lease, Tenant, upon execution of this Lease, shall furnish Landlord a Guaranty in the form of Exhibit C attached hereto (the "Tenant Guaranty") from James Hardie NV, a Netherlands corporation ("Guarantor"). In the event the "Net Worth" (as that term is defined below) of Guarantor falls below One Hundred Million and 00/100 Dollars ($100,000,000) at any time during the Term, Tenant agrees to deliver prompt notice thereof to Landlord together with a security deposit in the amount of One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000) in cash or in the form of a letter of credit in form and substance and issued by an issuer acceptable to Landlord in its sole discretion (the "Security Deposit") as additional security hereunder. Tenant agrees from time to time to pay Landlord within three (3) business days following receipt of a request therefor, any sum or sums of money paid or deducted therefrom by Landlord, in order that at all times during the Term there shall be continually deposited with Landlord, a sum or letter of credit which shall never be less than the amount originally required. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall the Security Deposit be a bar or a defense to any action that Landlord may commence against Tenant. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply or retain all or any portion of the Security Deposit in payment of Tenant's obligations hereunder, but any such application or retention shall not have the effect of curing any such default. Landlord shall hold any cash Security Deposit in a segregated account. The Security Deposit (or the balance thereof remaining after payment out of the same or deductions therefrom as provided above) shall be returned to Tenant no later than sixty (60) days following expiration of the Term and the surrender of the Premises to Landlord in the condition required hereunder. No interest shall be payable with respect to any cash Security Deposit. Landlord or any owner of the Premises may transfer or assign the Security Deposit to any new owner of the Premises or to any assignee or transferee of this Lease or may credit the Security Deposit against the purchase price of the Premises and upon such transfer or credit all liability of the transferor or assignor of such security shall cease and come to an end and Tenant shall look solely to such new owner, assignee or transferee for the return of the Security Deposit. In the event Guarantor's Net Worth exceeds One Hundred Million and 00/100 Dollars ($100,000,000) for two (2) consecutive quarters as evidenced by Guarantor's financial statements to be furnished pursuant to the Tenant Guaranty and there then exist no Events of Default or events which, with the delivery of notice or the passage of time or both, would constitute Events of Default, but subject to the continuing obligation of Tenant to furnish a Security Deposit if Guarantor's Net Worth should at one or more times thereafter fall below the minimum amount stated above, Landlord shall return to Tenant the Security Deposit. "Net Worth" is defined as, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in subsidiaries, if any) which would appear on the balance sheet of Guarantor and wholly-owned subsidiaries which report on a consolidated basis with Guarantor determined in accordance with generally accepted accounting principles.

      Section 5.2. Landlord's Guaranty. As security for the performance of its obligations under this Lease, Landlord, upon execution of this Lease, shall furnish Tenant a Guaranty in the form of Exhibit D attached hereto (the "Landlord Guaranty") from Temple-Inland Forest Products Corporation.

                                    ARTICLE 6

                                 USE OF PREMISES

      Section 6.1. Permitted Uses. Tenant shall use and occupy the Premises in connection with operating a building or construction materials manufacturing plant and general storage, office purposes and other uses related thereto and for any other uses permitted by any and all applicable laws and regulations, provided, however, Tenant must give Landlord prior written notice of any change in use specifying in reasonable detail the nature of the changed use ("Permitted Uses").

      Section 6.2. Prohibited Uses. Tenant shall not use or permit the Premises to be used in any manner other than the Permitted Uses. Notwithstanding anything contained herein to the contrary, Tenant shall not use or permit the Premises to be used in any manner which would (i) be contrary to any statute, rule, order, ordinance, requirement or regulation applicable to the Premises or Tenant's use thereof including, but in no way limited to the Environmental Laws (as such term is hereafter defined); (ii) violate any certificate of occupancy or building permit affecting the Premises or any part thereof; (iii) cause material injury to the Premises or any part thereof; (iv) constitute a public or private nuisance or waste; (v) render the insurance on the Premises void or the insurance risk more hazardous or create any defense to payment; (vi) cause or is likely to cause material damage to the Premises or any equipment or the systems in the Premises; or (vii) violate any covenant, condition or restriction of record in any material respect (any such use is herein referred to as a "Prohibited Use"). Tenant agrees that it will promptly, upon discovery of any such Prohibited Use, take all necessary steps to compel the discontinuance of such use. Landlord represents and warrants to Tenant that the Premises have not been used for any Prohibited Use prior to the Term hereof by Landlord or, to Landlord's knowledge, without inquiry, any other party. Landlord hereby indemnifies and holds harmless Tenant for any Prohibited Use that occurred on the Premises prior to, or that occurs thereon after, the Term hereof. The foregoing indemnity shall survive the expiration or termination of this Lease.

      Section 6.3. Adverse Possession. Tenant shall not use, suffer or permit the Premises or any material portion thereof to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or any material portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Premises or any material portion thereof or which might create the basis for a claim for prescriptive easement or right of way on or through the Premises or any material portion thereof by the public, as such, or any third party. Nothing contained herein and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Premises.

      Section 6.4. Use of Parking Areas. Tenant shall have exclusive access and control of the parking areas located on the Premises as of the date hereof for use by Tenant and its officers, employees, agents, representatives, customers, guests and invitees. Tenant shall not use any material part of the Premises in a manner which will obstruct driveways serving parking areas for any material period of time. Tenant shall not suffer or permit the storage of abandoned, inoperable or unsightly vehicles in the parking areas for any material period of time.

      Section 6.5. Compliance with Bond Documents. (a) Tenant agrees that it will use the Bond-Financed Project in a manner that conforms to the representations and complies with the covenants of Landlord as set forth in the Loan Agreement dated as of May 1, 1998, relating to the Bonds (the "Loan Agreement"), receipt of a copy of which Tenant hereby acknowledges. Moreover, Tenant will permit, upon the prior written request Landlord or its agents, Landlord or its agents to access the Premises at such reasonable times as may be necessary in the reasonable opinion of the Landlord or its agents to inspect the Bond-Financed Project to determine conformance with such representations and compliance with such covenants and this Lease. Should Landlord or its agents determine that the Bond-Financed Project fails to be used in a manner that conforms to the representations or complies with the covenants, it promptly shall provide written notice thereof to Tenant and, within sixty (60) days after receipt thereof, Tenant shall commence correction of such failure. Tenant will not dispose of any of the facilities comprising the Bond-Financed Project without notice to, and consent of, Landlord. The obligations of Tenant under this Section 6.5 shall apply only during such time as any of the Bonds are outstanding.

      (b) Landlord covenants and agrees to redeem the Bonds in full on or before January 2, 2001. Landlord represents and warrants to Tenant that it has conformed to the representations and complied with the covenants of the Loan Agreement as of the date hereof. Landlord hereby indemnifies and holds harmless Tenant for Landlord's failure to comply with the covenants and conform to the representations as set forth in the Loan Agreement described above or to redeem the Bonds in full on or before January 2, 2001, including, without limitation, any consequential damages that may arise from any such failure, which indemnity shall survive the expiration or termination of this Lease.

      (c) In the event Landlord fails to redeem the Bonds in full on or before January 2, 2001, Landlord shall be deemed to be in default hereunder and no cure or grace paid shall be applicable thereto and Tenant shall have the right to terminate this Lease by delivering written notice to Landlord on or before January 20, 2001.

                                    ARTICLE 7

                             UTILITIES AND SERVICES

      Section 7.1. Utilities and Services. Gas, water and electricity shall not be furnished by Landlord, but shall be furnished by utility companies serving the area in which the Premises are located. Landlord shall permit Tenant to receive such service directly from such utility companies at Tenant's cost, shall permit Landlord's wire and conduits in the Premises, to the extent available, suitable and safely capable, to be used for such purposes, and shall cooperate with Tenant, at no material out-of-pocket expense to Landlord and without encumbering the Premises, to the extent necessary to cause utility services to be available to the Premises. Tenant shall make all necessary arrangements with the utility company for metering (which metering costs shall be borne solely by Tenant) and paying for services furnished by it to Tenant, and Tenant shall pay for all charges for such utility services consumed on or within the Premises during Tenant's occupancy thereof.

      Section 7.2. Failure to Furnish Utilities or Services. Tenant agrees that Landlord and its agents shall not be liable for damages, or for any abatement of Rent or otherwise, due to failure, delay or interruption of any utility services. No such failure, delay or interruption shall ever be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, nothing contained herein shall relieve Landlord of liability for actual damages incurred by Tenant to the extent caused by the negligent conduct or willful misconduct of Landlord.

      Section 7.3. Regulations Regarding Utilities and Services. Tenant and Landlord each agree to cooperate fully, at all times, with each other in abiding by all reasonable regulations and requirements which either Landlord or Tenant may reasonably prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises, provided, however, that, in connection with any such regulations and requirements prescribed by Tenant, Tenant shall reimburse Landlord for all material out-of-pocket expenses incurred by Landlord in connection therewith.

                                    ARTICLE 8

                         CONDITION AND CARE OF PREMISES

      Section 8.1. Condition of the Premises. No promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises or the Improvements or the Personal Property or any part thereof has been made to Tenant by or on behalf of Landlord, except as expressly set forth herein.

      Section 8.2. Tenant Obligations. At its sole cost and expense throughout the Term, Tenant shall (i) keep the Premises (including the Improvements) and the Personal Property in good order and condition of repair and (ii) make and perform all commercially reasonable maintenance thereof and all repairs thereto, interior and exterior, ordinary and extraordinary, structural and non-structural, foreseen and unforeseen, of every nature, kind and description, except as otherwise expressly provided herein. When used in this Article 8, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, whether capital or non-capital, and regardless of whether the useful life thereof extends beyond the Term. As to any repairs and replacements whatsoever, Tenant shall, in connection therewith, comply with the requirements of Article 13 hereof as if such work constituted an alteration. Tenant shall further keep and maintain the improvements at any time situated upon the Premises, including, without limitation, the parking areas, sidewalks, driveways, roadways, pathways, curbs, loading areas and areas adjacent thereto, and all landscaped areas adjacent thereto, reasonably safe, secure, clean and sanitary including, without limitation, snow and ice clearance, planting and replacing flowers and landscaping, and necessary interior painting. All repairs made by Tenant shall be at least equal in quality to the work performed in constructing the Improvements and the condition of the Premises and the Personal Property as of the date hereof and shall be made by Tenant in accordance with all laws, ordinances and regulations, whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall, in any event, make all repairs to the Premises necessary to avoid any structural damage or other damage or injury to the Premises or any part thereof.

      Section 8.3. Landlord Obligations. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about, or to the Premises.

      Section 8.4. Compliance with Laws, Rules and Regulations. Tenant shall, at its sole cost and expense, comply in all material respects with (i) all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, including those which require the making of any unforeseen or extraordinary changes (the "Legal Requirements"), including, but in no way limited to, the Environmental Laws, as such term is defined in
Article 27 hereof, and the Americans with Disabilities Act, as the same may be amended from time to time (the "ADA"), whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and
(ii) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions (the "Fire Underwriters Requirements"), which apply to the Premises. Tenant shall materially comply with the requirement of all policies of liability, property and other insurance which at any time may be in force with respect to the Premises. In the event that the use by Tenant or any subtenant or assignee of Tenant of the Premises results in the Premises constituting a "place of public accommodation" for purposes of the ADA, Tenant shall give notice thereof to Landlord and, to the extent that there are any signage requirements or additions or deletions of, or improvements, or modifications to, any barriers to accessibility, or other accommodations necessary for compliance with such law, then Tenant shall be responsible for the cost of all such signage, modifications, additions, deletions, improvements or accommodations. Tenant acknowledges that any such requirements may require permanent replacements and capital improvements to the Premises which (i) have expected useful lives extending beyond the Term of this Lease and (ii) would otherwise be the responsibility of Landlord. Any alterations to the Premises performed by Tenant hereunder shall be subject to the terms of Article 13 regarding Tenant's right to construct improvements on the Premises. Tenant agrees to indemnify, hold harmless and defend Landlord from any claim, demand, damage, costs, assessment, fee, penalty or any other charges or expense, including attorneys' fees, arising out of or related to any failure or alleged failure by Tenant to fully comply with any of its obligations under this Section 8.4. Tenant further acknowledges and agrees that a failure by Tenant to comply with the terms hereof shall, with the giving of the applicable notice, constitute a default under Section 18.1 (e) hereof. Except as disclosed to Tenant in writing, Landlord represents and warrants to Tenant that Landlord has materially complied (as of the date hereof and for the period prior to the Term) with all Legal Requirements, Environmental Laws, ADA, Fire Underwriters Requirements, and all other laws and regulations which applied to the Premises at the relevant time. Landlord agrees to indemnify, hold harmless and defend Tenant from any claim, demand, damage, costs, assessment, fee, penalty or any other charges or expense, including reasonable attorneys' fee, arising out of or related to any failure or alleged failure by Landlord under the foregoing representation and warranty, which indemnity shall survive the expiration or termination of this Lease.

                                    ARTICLE 9

                               RETURN OF PREMISES

      Section 9.1. Surrender of Possession. At the termination of this Lease, whether by lapse of time or otherwise, or upon termination of Tenant's right of possession without termination of this Lease, Tenant shall surrender possession of the Premises and the Personal Property to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises. Tenant agrees and acknowledges that Tenant shall return and surrender the Premises and the Personal Property and all other equipment, improvements, personal property and fixtures of Landlord therein to Landlord as aforesaid "broom-clean" and in as good condition as when the construction of the Improvements is completed, ordinary wear and tear, age and loss or damage by fire or other insured casualty, condemnation and damage resulting from the negligence or willful misconduct of Landlord or its employees and agents excepted, failing which, Landlord may restore the Premises and the Personal Property and such other equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord promptly upon demand. Except as specifically set forth in this Lease, Tenant shall have no right or ability to cancel or surrender this Lease or the Premises.

      Section 9.2. Installations and Additions. At the termination of this Lease, all installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent, equipment and furniture placed in the Premises by Tenant shall be and hereby remain Tenant's property. At Landlord's request delivered at least six (6) months prior to the Expiration Date or as soon as reasonably practicable in the event of an early termination of this Lease, Tenant, at Tenant's sole cost and expense, shall remove such of the installations, additions, partitions, hardware, fixtures and improvements, equipment and furniture placed in the Premises by Tenant as are designated in such notice and repair any material damage to the Premises caused by such removal prior to the Expiration Date or, in the event of early termination of this Lease, as soon as reasonably practicable, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the cost thereof to Landlord on demand. At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant, or Tenant shall remove any floor covering and shall remove all fastenings, paper, glue, bases or other vestiges and restore the floor surface to its previous condition or shall pay to Landlord upon demand the cost of restoring the floor surface to such condition.

      Section 9.3. Trade Fixtures and Personal Property. Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures, and other items of movable personal property and equipment of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or thirty (30) days following termination of this Lease or Tenant's right of possession, whichever might be earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section
18.6 shall apply, and Tenant shall pay to Landlord upon demand the cost of removal and of restoring the Premises.

      Section 9.4. Survival. All obligations of Tenant under this Article 9 shall survive the expiration of the Term or sooner termination of this Lease.

                                   ARTICLE 10

                                  HOLDING OVER

      Tenant shall have no right to occupy the Premises or any portion thereof after the expiration or earlier termination of this Lease or of Tenant's right to possession of the Premises. In the event Tenant or any party claiming by, through or under Tenant retains possession of the Premises or any portion thereof after the expiration or earlier termination of this Lease or of Tenant's right to possession of the Premises, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises and Tenant shall be liable for any costs, expense, damages (whether consequential or direct) or liability Landlord suffers as a result of its holdover, including under any lease with a successor tenant or under any contract with a contract vendee. For each day Tenant or any party claiming by, through or under Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of this Lease or of Tenant's right to possession of the Premises, Tenant shall pay Landlord an amount which is the sum of (i) the greater of (A) the fair market rental value of the Premises determined at the time of such holdover and (B) one hundred fifty percent (150%) of the Base Rent due and payable at the time of such Lease termination or loss of right of possession, pro-rated on a per diem basis, (ii) Impositions for the period in which such holdover occurs, calculated as though such period were within the Term, and pro-rated on a per diem basis, and (iii) all other Additional Rent due for, or applicable to, the Term and any such holdover period. Acceptance by Landlord of Rent after such termination shall not of itself constitute a renewal. Nothing contained in this Section shall be construed or operate as a waiver of Landlord's right of reentry or any other right or remedy of Landlord.

                                   ARTICLE 11

                             [INTENTIONALLY DELETED]

                                   ARTICLE 12

                           RIGHTS RESERVED TO LANDLORD

      Landlord reserves the following rights, exercisable with prior written notice to Tenant as set forth below (except as otherwise provided herein) and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set off or abatement of Rent or affecting any of Tenant's obligations under this Lease:

            (a) to exhibit the Premises with advance notice at reasonable hours to actual or prospective lenders, purchasers and, during the last six (6) months of the Term, to prospective lessees;

            (b) to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy at any time after Tenant abandons the Premises;

            (c) upon seven (7) days prior written notice to Tenant, which notice shall set forth the applicable reasonable purpose, to enter the Premises at reasonable hours for reasonable purposes; and

            (d) to enter upon the Premises at all reasonable times and upon reasonable prior written notice to Tenant (and without notice in the event of an emergency) to maintain, repair and/or make replacements to the Premises and the Personal Property necessary for the safety, protection or preservation thereof or of a material portion thereof or any person.

Landlord agrees to deliver and to cause its agents to deliver to Tenant an executed Confidentiality Undertaking in the form of Exhibit E attached hereto prior to any entry onto the Premises for the purposes described in clauses (c) and (d) above, except that such Confidentiality Undertaking may be delivered as soon as practicable in the event of any emergency under clause (d) above. Each party hereto agrees to observe and not to interfere with the rights reserved to the other party contained in this Lease.

                                   ARTICLE 13

                                   ALTERATIONS

      Tenant shall not, without prior written notice to Landlord, make any alterations, additions or improvements to the Premises; provided that Tenant shall not be required to furnish Landlord prior written notice of any alterations that do not require the issuance of a building permit or similar authorization from any governmental agency ("Non-Structural Alterations"). Before commencement of the work or delivery of any materials onto the Premises requiring notice to Landlord, Tenant shall furnish to Landlord final plans and specifications therefor, with any confidential information removed, but including, without limitation, all plans and specifications furnished to governmental agencies, and necessary permits and licenses. Landlord shall, at Tenant's cost without delay, do all acts and sign all documents to enable Tenant to obtain the necessary approvals and permits and to otherwise enable Tenant to carry out those alterations, additions or improvements. All alterations, additions and improvements shall be installed in a good, workmanlike manner. All such work shall be done only by licensed contractors. Tenant further agrees to indemnify, defend and hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements (including, without limitation, Non-Structural Alterations) and shall, at its sole and exclusive expense, promptly pay all bills for such work and/or delivery of goods in order to assure that no materialman and mechanic notices and/or liens associated therewith are filed. Tenant shall pay the cost of all alterations, additions and improvements and also the cost of restoring the Premises occasioned by such alterations, additions and improvements, including, without limitation, the cost of labor and materials, contractor's profit, overhead and general conditions. Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with contractors' affidavits, in form required by law, and full and final waivers of lien and receipts and bills covering all labor and materials expended and used. All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations, with the requirements of all state and federal statutes and regulations and with the requirements of Section 8.4 above. Within thirty (30) days after completion of any alterations, additions or improvements for which notice to Landlord is required hereunder, Tenant shall deliver to Landlord one (1) set of "as-built" plans for such alterations, additions or improvements prepared by Tenant's engineer in reproducible form, with any confidential information removed. Upon the expiration or earlier termination of this Lease, Tenant shall transfer to Landlord all unexpired warranties obtained by Tenant for work done in connection with the alterations, additions or improvements.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

      Section 14.1. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, in each instance, (i) assign, transfer, license, mortgage, pledge, hypothecate or in any way encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest herein; (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose other than Permitted Uses or by anyone other than Tenant and Tenant's employees, officers, agents, representatives and invitees. Notwithstanding anything to the contrary provided this Lease, Landlord expressly consents to any assignment, license, sublease or transfer of this Lease or any interest in Tenant to any Affiliate (as that term is hereinafter defined) of Tenant or to any entity purchasing all or substantially all of the assets or stock of Tenant (through purchase, merger or otherwise). "Affiliate" shall mean, when used with reference to Tenant any other entity that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with Tenant. "Controlling" and any variations thereof shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the voting legal or equitable interest in any other business entity. In no event shall this Lease be assigned or assignable by or as part of voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

      Section 14.2. Rentals Based on Net Income. Without thereby limiting the generality of the foregoing provisions of this Article 14, except as expressly permitted by Section 14.1, Tenant expressly covenants and agrees not to enter into any lease, sublease or license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease or license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right to or interest in the possession, use, occupancy or utilization of any part of the Premises.

      Section 14.3. Tenant to Remain Obligated. Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder, except to the extent, if any, expressly provided for in such prior written consent, or be deemed to be a consent to or relieve Tenant or any sublessee or assignee from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy. Tenant shall pay all of Landlord's costs, charges and expenses, including reasonable attorneys' fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant, including, without limitation, reasonable costs and expenses of attorneys employed in such assignment, subletting or other transfer process.

      Section 14.4. Landlord's Consent. In accordance with Section 14.1 hereof, Landlord, upon receiving Tenant's notice of proposed assignment or subletting with respect to any portion of the Premises, will not unreasonably withhold, delay, or condition its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of all or part of the Premises or an assignment of this Lease if its consent is withheld because (i) Tenant is then subject to a notice of a material default from Landlord hereunder; (ii) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Article 18 hereof; (iii) the portion of the Premises which Tenant proposes to sublease, including the means of ingress to and egress from and the proposed use thereof, and the remaining portion of the Premises will violate or in any way conflict with any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances, or may require any retrofitting or substantial alteration or modification of the Premises for purposes of compliance with any law, statute or regulation, including, but not limited to, the Occupational Safety and Health Act, the ADA or Environmental Laws; (iv) the proposed use of the Premises by the subtenant or assignee is not a Permitted Use or in any way amounts to a Prohibited Use; (v) in the good faith reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Premises; or (vi) the subtenant or assignee is not, in the good faith reasonable judgment of Landlord, sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; provided, however, that the foregoing are merely examples of reasons for which Landlord will withhold its consent and shall not be deemed exclusive of any permitted reasons for withholding consent, whether similar to or dissimilar from the foregoing examples.

      Section 14.5. Assignee to Assume Obligations. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant stating that
(i) the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease and (ii) Landlord may enforce the provisions of the sublease, including the collection of rents. Any failure to comply with the requirements of this
Section 14.5 shall, without further act of any party to this Lease or related assignment or sublease, terminate any such agreement, but in any event, Tenant's obligations under this Lease shall remain in full force and effect.

      Section 14.6. Indirect Assignments. For purposes of this Article 14, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity Controlling any of them, to any person or group of related persons (other than Affiliates of Tenant), in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except to an Affiliate of Tenant and except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; provided, however, that the foregoing clauses (i) and (ii) shall not include a sale of all or substantially all of the assets or stock of Tenant to any Affiliate of Tenant, to which Landlord has consented under Section 14.1 above, or any restructuring of the ownership structure of Tenant and its Affiliates which does not result in a change of Control thereof; or (iii) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of reducing the liability of any of the partners, members or other owners of such entity below that which existed as of the Commencement Date.

                                   ARTICLE 15

                       WAIVER OF CERTAIN CLAIMS; INDEMNITY

      Section 15.1. Waiver of Certain Claims; Indemnity by Tenant. To the extent not expressly prohibited by law, Tenant releases Landlord, and its partners, members, shareholders, officers, directors, agents, servants and employees, from, and waives all claims as against such persons for, damages to person or property sustained by Tenant or by any occupant of the Premises or by any other person, resulting directly or indirectly from fire or other casualty, or any existing or future condition, defect, matter or thing in or about the Premises or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Premises, or from any act or neglect of any tenant or other occupant of the Premises or any part thereof or of any other person, including Landlord's agents and servants. This Section 15.1 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply whether the damage was due to any of the acts specifically enumerated above or from any other thing or circumstance, whether of a like nature or of a wholly different nature. Further, in no event shall Landlord nor any partner, member, shareholder, director, officer, agent, servant or employee of Landlord be liable to Tenant or any of its subtenants or any occupant of the Premises or to any other person for any indirect, consequential or punitive damages, including loss of profits. Nothing contained in this Lease shall relieve Landlord of liability for actual damages incurred by Tenant to the extent caused by the negligence or willful misconduct of Landlord or its employees, officers or agents (other than any liability that has been waived by Tenant pursuant to its waiver of subrogation set forth in Section 22.1).

      Section 15.2. Damage Caused by Tenant's Negligence. Except for any claim that has been waived by Landlord pursuant to its waiver of subrogation set forth in Section 22.1, if any damage to the Premises, or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Premises or any other person, results from any act or negligence of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor and Landlord may, at its option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord for all costs of repairing such damage.

      Section 15.3. Tenant Responsible for Personal Property. All personal property belonging to Tenant or any occupant of the Premises shall be the responsibility of Tenant and Landlord shall have no obligation to maintain or insure same.

      Section 15.4. Indemnification. To the extent not expressly prohibited by law, except for any claim that has been waived by Landlord pursuant to its waiver of subrogation set forth in Section 22.1, Tenant agrees to hold Landlord, and its members, shareholders, partners, officers, directors, agents, servants and employees, harmless and to defend and indemnify each of them against loss, cost, damage, claims and liabilities, including, but without limitation, reasonable attorneys' fees and costs of litigation, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from (i) Tenant's occupancy of the Premises or the conduct of its business, (ii) any activity, work or thing done or permitted by Tenant in or about the Premises, (iii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (iv) any other act or omission of Tenant, its officers, directors, owners, agents, contractors, invitees, licensees, employees, sublessees, assignees, other persons participating in or associated with the business of Tenant, or arising from any other cause or source relating to or associated with Tenant. Tenant's obligation to indemnify Landlord and the other parties indemnified hereunder shall include the duty to defend against any claims asserted by reason of any such claims or liabilities and to pay any judgments, settlements, costs, penalties, assessments, fines, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. To the extent not expressly prohibited by law, except for any claim that has been waived by Tenant pursuant to its waiver of subrogation set forth in Section 22.1, Landlord agrees to hold Tenant, and its members, shareholders, partners, officers, directors, agents, servants and employees, harmless and to defend and indemnify each of them against loss, cost, damage, claims and liabilities, including, but without limitation, reasonable attorneys' fees and costs of litigation, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from (i) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or (ii) any other act, omission or gross negligence of Landlord, its officers, directors, owners, agents, contractors, invitees, licensees, employees, assignees, or other persons participating in or associated with the business of Landlord. Landlord's obligation to indemnify Tenant and the other parties indemnified hereunder shall include the duty to defend against any claims asserted by reason of any such claims or liabilities and to pay any judgments, settlements, costs, penalties, assessments, fines, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith.

      Section 15.5. Survival. All obligations and waivers of the parties under this Article 15 shall survive the expiration of the Term or sooner termination of this Lease.

                                   ARTICLE 16

                        DAMAGE OR DESTRUCTION BY CASUALTY

      If the Premises shall be damaged by fire or other casualty during the last twenty-four (24) months of the Term and the cost of restoration is reasonably estimated by Landlord to exceed One Million Dollars ($1,000,000), then Landlord or Tenant shall have the right to terminate his Lease as of the date of such casualty upon giving notice to the other within thirty (30) days after such casualty; otherwise Tenant shall proceed to repair and restore the same with reasonable promptness. Unless this Lease is terminated as provided in the preceding sentence, Tenant shall proceed with reasonable promptness to repair and restore the Premises, subject to zoning laws and building codes then in effect. Except as expressly set forth herein, no destruction of or damage to the Premises, or any portion thereof, by fire, casualty or otherwise, shall permit Tenant to surrender this Lease or, shall relieve Tenant from its liability to pay to Landlord the Rent payable under this Lease or from any of its other obligations thereunder. In the event of termination of this Lease pursuant to this Article 16, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. Any damage or destruction to the Premises which does not result in termination of this Lease shall not result in the abatement of the Base Rent, Impositions and other Additional Rent payable hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage except (other than for liability that has been waived by Tenant pursuant to its waiver of subrogation set forth in Section 22.1) to the extent caused solely by Landlord's or its agents', officers' or employees' gross negligence or willful misconduct.

                                   ARTICLE 17

                                 EMINENT DOMAIN

      If the entire Premises, or a substantial part thereof, or any part thereof which includes all or a substantial part of the building(s) located thereon shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of (i) the date when the possession of the part so taken shall be required for such use or purpose or (ii) the effective date of the taking and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises, the taking of which would, in Landlord's or Tenant's reasonable opinion, prevent the economical operation of the Premises, and such taking or damage makes it necessary or desirable to remodel the Premises to conform to the taking or damage, either Landlord or Tenant shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in such notice. In such event, Rent shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord or by Tenant for the right of termination. If the Lease is not terminated as set forth above, then Tenant shall proceed to repair and restore the same with reasonable promptness, subject to zoning laws and building codes then in effect. No condemnation or taking of any portion of the Premises which does not result in termination of this Lease shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Rent payable under this Lease or from any of its other obligations hereunder, provided, however, that, if such condemnation or taking includes any portion of the building located on the Premises, Base Rent shall be reduced in proportion to the reduction, if any, of the rentable area thereof as reasonably determined by Landlord. Landlord shall be entitled to all of the condemnation award for the Premises, provided that if such a claim will not reduce the condemnation award to Landlord in any way, Tenant shall be entitled to make a claim against the condemning authority for loss or damage to Tenant's trade fixtures, equipment, machinery and removable personal property, and, if this Lease is terminated as set forth above, for actual, out-of-pocket costs incurred in relocating, but not for the value of the leasehold estate, and provided further that if the Lease is not terminated as set forth above, Landlord shall make the condemnation proceeds allocable to the taking of any improvements on the Premises available to Tenant for the restoration thereof.

                                   ARTICLE 18

                                EVENT OF DEFAULT

      Section 18.1. Events of Default. The occurrence of any one or more of the following matters constitutes a default (an "Event of Default") by Tenant under this Lease after the expiration of any applicable notice and cure periods:

            (a) failure by Tenant to pay any Base Rent after the due date thereof for a period of ten (10) days after written notice to Tenant;

            (b) failure by Tenant to pay, within thirty (30) days after written notice of failure to pay on the due date from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease including, but not limited to, Impositions and Additional Rent;

            (c) Tenant's assignment of this Lease or sublease of the Premises or any portion thereof in violation of Article 14;

            (d) failure by Tenant to immediately commence to cure upon receipt of written notice from Landlord, and to continuously prosecute said cure to completion within thirty (30) days after receipt of such notice, any hazardous condition which Tenant has created in violation of law or of this Lease (or such longer period, not to exceed ninety (90) days in the aggregate, as is necessary so long as Tenant commences to cure such default within said thirty (30) day period and diligently and continuously prosecutes said cure to completion within said ninety (90) days);

            (e) failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant (or such longer period, not to exceed ninety (90) days in the aggregate, as is necessary so long as Tenant commences to cure such default within said thirty (30) day period and diligently and continuously prosecutes said cure to completion within said ninety (90) days);

            (f) the levy upon under writ of execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which writ, attachment or lien shall not be bonded-over, released or discharged within thirty (30) days from the date of such levy, attachment, filing or creation;

            (g) Tenant becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors with respect to a material part of its assets, or applies for or consents to the appointment of a trustee or receiver for Tenant or for a substantial part of its assets;

            (h) a trustee or receiver is appointed for Tenant or for a substantial part of its assets and is not discharged within ninety (90) days after such appointment; or

            (i) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings/or relief under any bankruptcy law or similar law for the relief of debtors, are instituted
      (i) by Tenant or (ii) against Tenant and are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution.

      Section 18.2. Rights and Remedies of Landlord. If an Event of Default occurs, and subject to its duty to use commercially reasonable efforts to mitigate its damages, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law or in equity and the decision by Landlord to pursue any one or more of such remedies shall not be treated as an election to only pursue any such remedies to the exclusion of any others:

            (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term shall end and all right, title and interest of Tenant hereunder shall expire on the date stated in such notice;

            (b) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

            (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

      Section 18.3. Right to Re-Enter. If Landlord exercises either of the remedies provided for in subsections (a) and (b) of the foregoing Section 18.2, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may by employing lawful means re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law. In conjunction with any such re-entry by lawful means Landlord shall, in the event that there are any subtenants occupying or having rights in and to the Premises, be entitled to either terminate any such subtenancies or assume Tenant's rights thereunder, provided, however, that no such assumption shall, unless otherwise expressly agreed to by Landlord, obligate Landlord to perform or fulfill Tenant's obligations thereunder.

      Section 18.4. Periodic Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord may, at its election, proceed under this Section or under Section 18.5. Under this Section, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay any amounts due Landlord hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent, including Impositions, and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as shall be marketably reasonable, provided, however, Landlord (i) may show or lease any other available space and Landlord shall incur no liability to Tenant for preferentially showing or leasing such other space; (ii) shall not be obligated to lease the Premises to any replacement tenant that does not, in Landlord's reasonable opinion, have (A) sufficient financial resources, (B) operating experience or (C) good reputation in the business community; (iii) shall not be obligated to lease the Premises to any replacement tenant where the replacement tenant's use of the Premises would violate any Mortgage, covenant, condition or restriction of record; and (iv) shall not be obligated to lease the Premises for any rental below the fair market rental for the Waxahachie area (except if applicable law requires Landlord to relet the Premises or collect such rent upon reletting and Landlord fails to do so). Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the cost of all the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reconditioning the Premises to a condition suitable for leasing such Premises, reentry, redecoration, repair and alterations and the expenses of reletting (including any brokerage fees or commissions), and second to the payment of Additional Rent then due from Tenant, and third to the payment of Base Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Base Rent and Additional Rent, including Impositions, due and owing or which thereafter may become due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Base Rent and Additional Rent, including Impositions, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to or on behalf of Landlord in excess of the aggregate sum (including Base Rent,

Additional Rent and Impositions) which would have been paid by Tenant to the stated end of the Term, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention shall be given to Tenant, nor shall it operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

      Section 18.5. Liquidated and Associated Damages. If this Lease is terminated by Landlord as provided for by subsection (a) of Section 18.2, or if Landlord does not terminate the Lease, but elects to proceed under this Section instead of Section 18.4, Landlord shall be entitled to recover from Tenant all Base Rent and Additional Rent, including Impositions, as estimated by Landlord, accrued and unpaid for the period up to and including such termination date or election date, as applicable (such applicable termination or election date hereafter "Calculation Date"), as well as all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs, assessments, fines, fees and expenses, including court costs and reasonable attorneys' fees, incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty: (i) the aggregate sum which at the time of such termination or election represents the excess, if any, of the present value of the aggregate Rents which would have been otherwise payable under this Lease after the Calculation Date (including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term and the amount reasonably projected by Landlord to represent Additional Rent for the remainder of the Term) over the then-present value of the then-aggregate fair rental value of the Premises for the balance of the Term remaining after the Calculation Date, such present worth to be computed in each case on the basis of an eight percent (8%) per annum discount from the respective dates upon which such rentals or other amounts would have been otherwise payable under this Lease; and (ii) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent. For purposes of calculating damages for the loss of bargain under this Section, such calculation will, for purposes of calculating the fair rental value offset, take into account the estimated average period of time necessary for Landlord to locate an acceptable tenant and negotiate and complete a lease with such replacement tenant. The parties hereto agree that such period of time shall be conclusively deemed to be six (6) calendar months from the Calculation Date, and, therefore, there shall be no amount attributable to fair rental value of the Premises to be offset against amounts otherwise due under the Lease for the initial six (6) month period after the Calculation Date.

      Section 18.6. Storage, Removal and Sale of Personal Property. All property of Tenant which is stored by Landlord or removed from the Premises by Landlord pursuant to any provisions of this Lease may be handled, removed or stored by Landlord at the cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage and all reasonable charges requested by Landlord for any storage of such property, so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within sixty (60) days after the end of the Term, however terminated, shall, at Landlord' s option, either (i) be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant, or (ii) sold by Landlord in accordance with Texas statutory law whereby all costs and expenses incurred by Landlord in such sale will be added to any amounts owed Landlord.

      Section 18.7. Attorneys' Fees. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including court costs and reasonable attorneys' fees, incurred by Landlord in any action brought by Landlord or against Landlord in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without its fault, to become involved or concerned. Nothing in this
Section 18.7 shall interfere with Landlord's rights and remedies against Tenant and/or any guarantors of this Lease to receive the benefit of Tenant's agreements to defend and/or indemnify Landlord as variously set forth herein. Attorneys' fees available to Landlord hereunder may include, without limitation, all fees and costs incurred by Landlord in filing a claim or otherwise requesting relief or appearing in or with respect to bankruptcy or insolvency proceedings involving Tenant, any guarantor of this Lease or any successor to or assign of either such party. In this Section 18.7, the term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense and shall also include a party filing a claim or otherwise requesting relief in bankruptcy or insolvency proceedings involving the other party to this Lease. The attorneys' fees and costs awarded shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and costs reasonably incurred. Tenant shall also have all such rights against Landlord that are provided to Landlord in this Section 18.7 upon Landlord's default.

      Section 18.8. [Intentionally Deleted].

      Section 18.9. Landlord Default. In the event that Landlord is in default of any agreement, representation, warranty, or indemnification obligation provided herein, Landlord shall have thirty (30) days after notice thereof to cure same (or if such default cannot be cured within that 30 day period, then Landlord shall have such additional time (not to exceed 90 days) as may be reasonably necessary if Landlord has commenced within such 30 days and is diligently pursuing in good faith to cure such default). Subject to and without limitation of Section 29.17 below and Tenant's rights thereunder, Tenant shall have no, and hereby expressly disclaims and waives any, right to cancel or terminate this Lease in the event of any non-performance or default of Landlord, subject to the cure period set forth above, Tenant's rights being hereby expressly limited to an action for damages, specific performance or other equitable remedies.

                                   ARTICLE 19

                                  SUBORDINATION

      Section 19.1. Subordination. Landlord may hereafter from time to time execute and deliver one or more mortgages or trust deeds in the nature of a mortgage (collectively or singularly, a "Mortgage" or "Mortgages," the Mortgage with priority over any other Mortgages from time to time being herein referred to as the "First Mortgage") against the Premises or any interest therein. Landlord represents, warrants and covenants that Tenant's leasehold estate is and will remain either senior to all Mortgages presently existing or hereafter placed against the Premises or any part thereof or will be subject to a mutual recognition and attornment agreement reasonably acceptable to Tenant. Tenant will promptly, but in no event later than twenty
(20) days after receipt thereof, execute and deliver such agreement or agreements. Tenant covenants it will not subordinate this Lease to any Mortgage other than a First Mortgage without the prior written consent of the holder of the First Mortgage. Landlord represents and warrants to Tenant that to Landlord's knowledge, without inquiry, there are no liens filed, incurred, affecting or relating to the Premises.

      Section 19.2. Liability of Holder of Mortgage; Attornment. It is further agreed that (i) if any Mortgage shall be foreclosed, (A) the holder of the Mortgage, ground lessor (or their respective grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (1) liable for any act or omission of any prior landlord (including Landlord), (2) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (3) bound by any prepayment of Base Rent, Additional Rent or Impositions which Tenant may have made in excess of the amounts then due for the next succeeding quarter; (B) the liability of the mortgagee or trustee hereunder or the purchaser at such foreclosure sale under this Lease or the liability of a subsequent owner designated as landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership except for such matters that arose during ownership; and (C) Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will promptly, but in no event later than twenty (20) days after receipt thereof, execute such instruments as may be necessary or appropriate to evidence such attornment, provided such instruments also contain a provision recognizing Tenant's tenancy and agreeing that Tenant's quiet possession shall not be disturbed if Tenant has not committed an Event of Default; and (ii) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent of the holder of any Mortgage and any ground lessor.

      Section 19.3. Short Form Lease. Prior to the Commencement Date, Landlord and Tenant shall execute a memorandum of lease for recording (containing the names of the parties, a description of the Premises, the Term of this Lease and all options) in such form as may be mutually acceptable, and shall record such memorandum with the real property records of the county in which the Premises are located. Landlord and Tenant agree to execute a recordable release of said memorandum of lease upon expiration or termination of this Lease.

                                   ARTICLE 20

                              MORTGAGEE PROTECTION

      Tenant agrees to give any ground lessor or any holder of any Mortgage against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the name and address of such ground lessor or Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time not to exceed ninety (90) days as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the ground lessor or holder of the Mortgage shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such ground lessor or holder of the Mortgage has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

                                   ARTICLE 21

                              ESTOPPEL CERTIFICATE

      Each party hereto agrees that, from time to time upon not less than ten
(10) days prior written request by the other or the holder of any Mortgage or any ground lessor, it (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to the party making the written request, a statement in writing signed by such party certifying certain terms, conditions and status of the relationship between Landlord and Tenant arising out of this Lease including, but in no way limited to: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (iii) that such responding party is not in default under this Lease, or, if in default the nature thereof in detail and, to its best actual knowledge, the other party is not in default hereunder or, if in default, the nature thereof in detail; (iv) that Tenant is in occupancy of the Premises and paying all Base Rent and Additional Rent, including all Impositions, on a current basis with no rental offsets or claims; (v) that there has been no prepayment of Base Rent other than that provided for in this Lease;
(vi) that there are no actions, whether voluntary or otherwise, pending against such party under the bankruptcy laws of the United States; (vii) that except as specifically set forth in this Lease, there are no options or rights regarding renewal of this Lease, acquisition of the Premises or any portion thereof, expansion or diminution of the Premises or other rights or options similar to the foregoing; and (viii) such other matters as may be reasonably required by the party making the written request for such estoppel.

                                   ARTICLE 22

                            SUBROGATION AND INSURANCE

      Section 22.1. Waiver of Subrogation. Landlord and Tenant agree to have all property damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of, or waiver of claim for recovery from, the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property payable under insurance policies required by this Lease to be maintained by the party providing this waiver, regardless of whether the damage or loss was caused by the negligence of the party granting such waiver.

Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten
(10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

      Section 22.2. Tenant's Insurance. Tenant shall procure and maintain policies of insurance, at its sole cost and expense, during the Term with the following coverages:

            (a) Commercial general liability insurance written on a per occurrence basis covering all claims, demands or actions made by, or on behalf of, any person or persons, firm or corporation and arising from, related to or connected with the Premises, Tenant's use and occupancy and the conduct of its business therein for injury to or death of any person and for damage to property in an amount of not less than One Million Dollars ($1,000,000), combined single limit, which coverage shall be primary and non-contributory, and umbrella or excess liability coverage of not less than Ten Million Dollars ($10,000,000) in excess over and above primary coverage. Tenant's insurance will include products and completed operations liability.

            (b) Insurance against loss or damage from external explosion or breakdown of boilers, air conditioning equipment and miscellaneous electrical apparatus, if any, in the Premises, in an amount not less than One Million Dollars ($1,000,000), with loss or damage payable to Landlord and Tenant as their interests may appear.

            (c) Insurance against all worker's compensation claims in statutory amounts and employer's liability coverage with minimum limits of One Million Dollars ($1,000,000) bodily injury by accident, One Million Dollars ($1,000,000) bodily injury by disease and One Million Dollars ($ 1,000,000) bodily injury per each employee.

            (d) Business interruption insurance covering Tenant for a period of twelve (12) months.

            (e) All leasehold improvements, contents (including, without limitation, the Surplus Equipment and the Personal Property) and Tenant's trade fixtures, machinery, equipment, furniture and furnishings, in the Premises to the extent of one hundred percent (100%) of their replacement cost (subject to reasonable and customary deductibles) against loss or damage by fire, lightning, wind storm, aircraft, vehicles, smoke, explosion, riot or civil commotion, flood and earthquake as provided by all risk insurance, including coverage for vandalism and malicious mischief and sprinkler leakage.

            (f) If Tenant operates owned, leased or non-owned vehicles on the Premises, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000) per occurrence.

            (g) "All risks" property and casualty insurance covering the Premises and all improvements located thereon for the benefit of Landlord, its managing agents and mortgagees, as their respective interests may appear, as the named insureds, against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "all risks" policy, including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (iii) loss from so-called explosion, collapse and underground hazards; and (iv) loss or damage from such other risks or hazards of a similar or dissimilar nature which are not or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the improvements located on the Premises. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of such improvements (subject to reasonable and customary deductibles). Full Replacement Cost shall be interpreted to mean the cost of replacing all such improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum of architectural, engineering, legal, administrative and supervisory fees in connection with the restoration or replacement thereof in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Premises, sprinkler leakage insurance in form and amount reasonably satisfactory to Landlord shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense.

            (h) Such other types of insurance or endorsements to the aforesaid insurance as may be required of tenants whose use and credit is comparable to that of Tenant by owners leasing space of a size comparable to the Premises for a use similar to Tenant's use.

Landlord may from time to time increase the insurance coverage limits to be maintained by Tenant under this Section 22.2 as Landlord reasonably deems necessary in order to maintain adequate coverage; provided, that Landlord may not increase such insurance coverage limits to amounts greater than limits comparable to limits then customarily required of tenants leasing space of a size comparable to the Premises for a use similar to Tenant's use. In the event that Tenant elects to self-insure or obtain self-insured retentions in lieu of the foregoing, Tenant will notify Landlord in writing of same, together with information setting forth the limits of such self-insurance or self-insured retentions (as same apply to this Lease), the excess coverage that Tenant proposes to carry, Tenant's financial capacity to undertake and support such self-insurance or self-insured retentions and Tenant's risk management program, all of which shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord at least annually updated information as set forth above if there has been any material adverse change thereto.

      Section 22.3. Evidence of Insurance. Prior to the commencement of the Term, Tenant shall furnish to Landlord insurance policies and certificates of insurance evidencing the insurance coverage required by this Lease. Such policies shall state that such insurance coverage may not be materially amended or canceled or not renewed without at least thirty (30) days' prior written notice to Landlord in accordance with Article 26, Tenant and the holder of any Mortgages whose names and addresses have been furnished to Tenant. Such insurance shall be in form reasonably satisfactory to Landlord and the holders of any Mortgages, provide for deductibles reasonably satisfactory to the holders of any Mortgages and be issued by financially sound insurance companies reasonably acceptable to Landlord licensed to do business in the State of Texas and maintaining a rating of A+/XI or better in Best's Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best's or its successor). Certificates of insurance evidencing all renewal and substitute policies of insurance shall be delivered to Landlord and the holders of any

Mortgages whose names and addresses have been furnished to Tenant at least fifteen (15) days before termination of the policies being renewed or substituted.

      Landlord and any property manager, any ground lessor and the holders of any Mortgages shall be named as principals under each policy of insurance maintained by Tenant pursuant to Sections 22.2(a) and (f). The policies of insurance required to be maintained by Tenant shall provide that the coverage thereunder shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant's policy.

      Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required in this Lease unless the parties required by this Article 22 to be named as additional insureds or loss payees thereunder are so named. Tenant shall immediately notify Landlord in writing whenever any such separate insurance is taken out. All such policies of insurance that Tenant is obligated to obtain and maintain shall provide that any loss shall be payable to Landlord notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of such insurance.

      Section 22.4. Compliance with Requirements. Tenant's use shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property, or which may jeopardize any insurance coverage or increase the cost of such insurance or require additional insurance coverage.

      Section 22.5. Proceeds of Certain Insurance. All policies of insurance required by Sections 22.2(b) and (g) shall provide that the proceeds thereof shall be payable to Landlord, and if Landlord so requests, shall also be payable to any contract purchaser of the Premises and any First Mortgagee, as the interest of such purchaser or Mortgagee appears, pursuant to a standard named insured or mortgagee clause.

                                   ARTICLE 23

                                    NONWAIVER

      No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under Article 10, no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. After the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 24

                                  DUE AUTHORITY

      Tenant (i) represents and warrants that (A) this Lease and all other documents and instruments delivered to Landlord in connection with this Lease and the transactions contemplated hereby have been duly authorized, executed and delivered by and on behalf of Tenant and constitute the valid and binding agreements of Tenant in accordance with the terms hereof and thereof, (B) this Lease and the performance by Tenant of its obligations hereunder do not violate or conflict with any agreement to which Tenant is a party or to which its property is subject, and (C) no consent of any third party is required with respect to its execution or delivery of this Lease or performance of its obligations hereunder, and (ii) shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, and at Tenant's sole expense, certified resolutions of the board of directors (and/or shareholders, partners or members if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder, a Certificate of Good Standing or equivalent for each of the jurisdiction of Tenant's organization and the State of Texas and any and all similar documentation evidencing Tenant's authority and existence as may be reasonably requested by Landlord. Landlord (i) represents and warrants that (A) this Lease and all other documents and instruments delivered to Tenant in connection with this Lease and the transactions contemplated hereby have been duly authorized, executed and delivered by and on behalf of Landlord and constitute the valid and binding agreements of Landlord in accordance with the terms hereof and thereof, (B) this Lease and the performance by Landlord of its obligations hereunder do not violate or conflict with any agreement to which Landlord is a party or to which its property is subject, and (C) no consent of any third party is required with respect to its execution or delivery of this Lease or performance of its obligations hereunder, and (ii) shall deliver to Tenant or its agent, concurrently with the delivery of this Lease executed by Landlord, and at Landlord's sole expense, certified resolutions of officers and members authorizing Landlord's execution and delivery of this Lease and the performance of Landlord's obligations hereunder, a Certificate of Good Standing or equivalent for the jurisdiction of Landlord's organization and the State of Texas and any and all similar documentation evidencing Landlord's authority and existence as may be reasonably requested by Tenant.

                                   ARTICLE 25

                               REAL ESTATE BROKERS

      Landlord and Tenant agree to indemnify and hold harmless the other party from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any broker, licensee, agent or finder claiming under the indemnifying party for any commission alleged to be due such party in connection with this Lease.

                                   ARTICLE 26

                                     NOTICES

      All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to

            Tenant, prior to the Commencement Date, at

                James Hardie Building Products, Inc.
                26300 La Alameda, Suite 100
                Mission Viejo, California 92691
                Attention: Chief Executive Officer
                and, after the Commencement Date, at the Premises, in both cases with copies to

                James Hardie Building Products, Inc.
                26300 La Alameda, Suite 100
                Mission Viejo, California 92691
                Attention: General Counsel

            and

                James Hardie Building Products, Inc.
                26300 La Alameda, Suite 100
                Mission Viejo, California 92691
                Attention: Chief Financial Officer

            and

                James Hardie NV
                26300 La Alameda, Suite 100
                Mission Viejo, California 92691
                Attention: Corporate Secretary

            Notices to or demands upon Landlord shall be addressed to Landlord in care of

                Temple-Inland Forest Products Corporation
                303 South Temple Drive
                Diboll, Texas 75941
                Attention: Vice President - Panel Products,

            and a copy to

                Temple-Inland Forest Products Corporation
                303 South Temple Drive
                Diboll, Texas 75941
                Attention: General Counsel

Notices and demands shall be deemed given and served (i) upon receipt or refusal, if delivered personally, (ii) one (1) business day after deposit with an overnight courier service, or (iii) three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith. Notices and demands from Landlord to Tenant may be signed by Landlord, the managing agent for the Premises (provided Tenant previously has been notified in writing by Landlord of the identity of such managing agent) or the agent of any of them.

                                   ARTICLE 27

                              HAZARDOUS SUBSTANCES

      Section 27.1. Defined Terms.

                  (a) "Claim" shall mean and include any demand, cause of
            action, proceeding or suit (i) for damages (whether designated as, or otherwise encompassing, actual, punitive, foreseeable, unforeseeable, consequential, incidental or direct damages), losses, liabilities, judgments, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or Response actions, and (iii) for enforcing insurance, contribution or indemnification agreements, and shall include any actual or claimed liability arising out of the same, including all reasonable costs and expenses, reasonable experts' and consultants' fees and reasonable attorneys' fees, expended in the investigation, defense or resolution thereof.

                  (b) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, occupational safety, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq. ("CAA"); the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
            Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 1801 et seq. the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq. ("FWPCA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. ("HMRA"); the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C.
            Section 2011 et seq., and the Nuclear Waste Policy Act of 1982,42 U.S.C. Section 10101 et seq.; and any successor statutes and regulations to the foregoing and state superlien and environmental clean-up statutes, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

                  (c) "Hazardous Materials" shall mean any waste, substances or material the exposure to which is classified, limited, regulated or prohibited by any governmental authority (federal, state or local) including, but in no way limited to the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos materials, PCBs and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes; however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200 et seq.; industrial process and pollution control wastes within the meaning of RCRA; "hazardous materials" under the HMTA; "hazardous air pollutants" under the CAA; a "hazardous substance" or "toxic pollutant" under the FWPCA and any and all toxic or hazardous materials addressed by regulations promulgated now or hereafter under the above referenced laws, related or similar laws, whether the same be presently in existence or hereafter promulgated.

                  (d) "Manage" means to generate, manufacture, process, treat, store, use, misuse, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

                  (e) "Release" or "Released" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

                  (f) "Response" or "Respond" shall mean action taken in
            compliance with Environmental Laws to correct, remove, remediate, clean-up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

      Section 27.2. Tenant's Obligations with Respect to Environmental Matters. During the Term (i) Tenant shall at its own cost conduct its activities in, on, and about the Premises in compliance with all Environmental Laws and, to the extent required thereby, obtain all appropriate permits; (ii) Tenant shall not conduct, allow, permit or authorize the Management of any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by Landlord, such approval to be given or withheld in Landlord's sole and unfettered discretion; (iii) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA or any other Environmental Laws for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for Tenant use; (v) Tenant shall not discharge Hazardous Materials on or about the Premises, including, but not limited to, into drains or sewers; (vi) Tenant shall not cause, permit or allow the Release of any Hazardous Materials on, to or from the Premises, and (vii) Tenant shall at its own cost arrange for the lawful transportation and offsite disposal of all Hazardous Materials that it generates or which, are present on the Premises as a result of the activities of Tenant, its subtenants, agents, employees, contractors or invitees during the Term of the Lease. Notwithstanding the foregoing, Tenant may use on the Premises those Hazardous Materials normally used in connection with the Permitted Use so long as Tenant's use, storage and transportation thereof complies in all respects with all applicable Environmental Laws. Notwithstanding the foregoing, Tenant shall not be responsible for any pre-existing Hazardous Materials at the Premises as more particularly discussed in Section 8.4 hereof.

      Section 27.3. Copies of Notices. During the Term, each party hereto shall promptly provide the other with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Texas National Resources Conservation Commission or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Release of a Hazardous Material on, to or from the Premises, (ii) the imposition of any lien on the Premises, or (iii) any alleged violation of or responsibility under Environmental Laws. Landlord, the holders of any Mortgages (if accompanied by Landlord) and their respective employees shall have the right to enter the Premises and conduct appropriate inspections or tests in order to determine Tenant's compliance with Environmental Laws or if Landlord or the holder of any Mortgage has reason to believe that the Premises are not free of Hazardous Materials (other than Hazardous Materials being used by Tenant in the ordinary course of its business in compliance with the requirements of this Lease). Landlord agrees to use reasonable efforts to perform such inspections and tests in a manner so as to minimize disruption of the operations of Tenant conducted on the Premises.

      Section 27.4. Tests and Reports. Upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant has complied with all Environmental Laws relating to the Premises. Prior to the execution of this Lease, Landlord has provided copies of all such items and documents described in the prior sentence which are in Landlord's possession that relate to the Premises. Landlord represents and warrants to Tenant that, as of the date of this Lease, to Landlord's knowledge, without inquiry (a) there are no Hazardous Materials (nor Releases thereof) at the Premises as of the Commencement Date except as disclosed in writing to Tenant, and (b) there are no Claims relating to Hazardous Materials at the Premises from any third party or governmental authority.

      Section 27.5. Access and Inspection. In addition to any other rights of entry or access to the Premises pursuant to this Lease and applicable laws, Landlord, the holders of any Mortgages (if accompanied by Landlord) and their respective agents and representatives shall have access to the Premises and to the books and records of Tenant (and any occupant of the Premises claiming by, through or Tenant) relating to Hazardous Materials upon seven (7) days prior written notice to Tenant, which notice sets forth the applicable purpose for such access as described below, or without notice in the event of an emergency, for the purpose of ascertaining the nature of the activities being conducted thereon and to determine the type, kind and quantity of all products, materials and substances brought onto the Premises or made or produced thereon, provided, however, all such parties (other than holders of Mortgages) shall execute and deliver to Tenant a Confidentiality Undertaking as a condition to such access (except that such Confidentiality Undertaking may be delivered as soon as reasonably practicable thereafter in the event of an emergency). Landlord, the holders of any Mortgages (if accompanied by Landlord) and their respective agents and representatives shall have the right to take samples in quantity sufficient for scientific analysis of all products, materials and substances present on the Premises, including, but not limited to, samples of products, materials or substances brought onto or made or produced on the Premises by Tenant or an occupant claiming by, through or under Tenant or otherwise present on the Premises. Further, notwithstanding any provision of this Lease or applicable statutes or judicial decisions to the contrary, with respect to any assignment, subletting, grant of license or concession or any other permission to use the Premises by any person other than Tenant, Landlord shall have the right to withhold Landlord's consent thereto if, in Landlord's sole and unfettered judgment, the assignee, subtenant, licensee, concessionaire or such other person is not capable, either financially or operationally, of performing or is not sufficiently qualified to perform in accordance with the requirements of this
Article 27. Any assignment, sublease, license or other permission to use the Premises from which Landlord withholds its consent as provided in this Section
27.5 shall be void and of no further force and effect.

      Section 27.6. Obligation to Respond. If Tenant's Management of Hazardous Materials at the Premises, the occurrence of any Release thereon-or on any adjacent or contiguous property or the existence or presence of any Hazardous Material, (i) gives rise to liability or to a Claim under any Environmental Law,
(ii) causes a significant public health effect or threat, or (iii) creates a nuisance, Tenant shall promptly, but in no event later then five (5) days thereafter, or after its knowledge of same in the event of a Release on adjacent or contiguous property notify Landlord and take all applicable action in Response. In the event that Tenant has assigned this Lease or subleased any portion of the Premises other than to an Affiliate in accordance with Section
14.1 and Landlord determines that the nature of the liability or Claim is such that Landlord does not want the Response to be undertaken by Tenant's assignee or sublessee, as applicable, Landlord shall have the right and option (but in no event shall this right and option imply or create any obligation on the part of Landlord) upon the giving of reasonable notice to Tenant's assignee or sublessee, as applicable, to undertake the Response, and any costs or expenses incurred by Landlord in pursuing such Response shall be paid by Tenant or such assignee or sublessee.

      Section 27.7. Indemnification. Tenant shall indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, contractors, directors, shareholders, members and employees, from all Claims arising from or attributable to: (i) the Release of any Hazardous Materials on the Premises during or after the Term (including any holdover periods) of, or otherwise arising out of Tenant's or its agents', contractors', employees' or invitees' use of the Premises pursuant to this Lease or the presence, whether or not due to Tenant's Management, of Hazardous Materials in or on the Premises or the subsurface thereof or the violation of any Environmental Laws by Tenant, its agents, contractors, employees or invitees, whether or not due to Tenant's Management (including, without limiting the generality thereof, any cost, claim, liability or defense expended in remediation required by a governmental authority); (ii) any federal, state or local governmental investigation or inquiry relating to Tenant's use or occupancy of the Premises, or occurring during the Term, whether the same be justified or caused by Tenant or its actions; or (iii) any breach by Tenant of any of its warranties, representations or covenants in this Section or, to the extent the same relate to or impact any Environmental Laws, any other Section of this Lease. Tenant's obligations hereunder shall survive the termination or expiration of this Lease and shall further survive any transfer of all or any portion of the Premises, whether by Landlord or Tenant. The foregoing notwithstanding, Tenant shall have no liability pursuant to the foregoing indemnity for any environmental condition or related inquiry that arises out of actual physical events (including any Management or Release) occurring prior to the Term of this Lease or arising after the termination of this Lease and to which Tenant, its agents, employees and contractors have not contributed or that arises solely as a result of the actions of Landlord or its agents. This Section 27.7 shall be binding upon the successors and assigns of Tenant and shall survive the expiration or earlier termination of this Lease. The provisions of Article 15 of this Lease shall not be construed to limit or circumscribe the obligations of the parties pursuant to this Section 27.7.

                                   ARTICLE 28

                        TITLE AND COVENANT AGAINST LIENS

      Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises or Tenant's leasehold interest in the Premises. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to bond over to Landlord's satisfaction or pay and remove same within ten (10) days, then Landlord, at its election with prior notice to Tenant, may pay and satisfy the same, and in such event the sums so paid by Landlord shall accrue with interest from the date of payment at the rate set forth in Section 29.8 hereof for amounts owed Landlord by Tenant. Such sums shall be deemed to be Additional Rent.

                                   ARTICLE 29

                                  MISCELLANEOUS

      Section 29.1. Successors and Assigns. Subject to the provisions of Article 14, each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease, and Landlord agrees not to sell or transfer the Premises or to allow the sale or transfer of the ownership interest of Temple-Inland Forest Products Corporation in Landlord to any entity not affiliated with Tenant which engages in the manufacture of fiber-cement products, provided, however, that, except as set forth above, such restriction shall not apply to any sale of substantially all of the assets of Landlord or to any sales or encumbrances of ownership interests in Landlord.

      Section 29.2. Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding unless in writing signed by Landlord and Tenant.

      Section 29.3. No Option; Irrevocable Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery of this Lease to Landlord or its agent by Tenant shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

      Section 29.4. Definition of Tenant. The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed herein. In all cases where there is more than one Tenant, the liability of each shall be joint and several.

      Section 29.5. Definition of Landlord. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Premises so that in the event of any assignment, conveyance or sale, once or successively, of said Premises, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

      Section 29.6. Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

      Section 29.7. Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

      Section 29.8. Default Rate of Interest. All amounts (including, without limitation, Base Rent, Additional Rent, and any damages, costs, expenses, penalties, fines, indemnity claims and related or similar amounts due under this Lease, including, but not limited to, those amounts under Article 18 hereof, whether the same be stipulated or otherwise) owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from that date which is thirty (30) days after the date due under this Lease until paid at the annual rate of four percent (4%) in excess of the rate of interest announced from time to time by Guaranty Federal Bank, F.S.B., or its successor bank, as its prime, reference or corporate base rate, changing as and when said prime rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto in which event said lesser rate shall be charged. Any such interest shall be in addition to any late charges incurred by Tenant under
Section 3.3 hereof.

      Section 29.9. Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

      Section 29.10. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its agents) and Tenant.

      Section 29.11. Force Majeure. If Landlord fails to perform any of its obligations hereunder, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or its agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure and the time for performance by Landlord provided for herein shall be extended by the period of delay resulting from such cause.

      Section 29.12. Survival. All obligations, monetary or otherwise, accruing prior to expiration of the Term shall survive the expiration or earlier termination of this Lease.

      Section 29.13. Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

      Section 29.14. Surrender. No surrender to Landlord of this Lease or of the Premises, or any portion thereof, or any interest therein, prior to the expiration of the Term shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all ground lessors and the holders of all Mortgages, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all such ground lessors and/or mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

      Section 29.15. No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, this Lease or the leasehold interest created by this Lease or any interest therein and any such other estate or interest in the Premises or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in this Lease or the leasehold estate created hereby and any such other estate or interest in the Premises or any portion thereof shall join in a written instrument expressly effecting such merger and shall duly record the same.

      Section 29.16. Governing Law. This Lease shall be governed in all respects by the laws of the State of Texas. Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be, at Landlord's option, in Dallas County, Texas. Tenant expressly consents to Landlord's designation of the venue of any such suit or action. Although the provisions of this Lease were initially drawn by the Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general terms of the language in an effort to reach an equitable result.

      Section 29.17. Quiet Possession. Upon Tenant paying the Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. In connection therewith, Landlord warrants and represents to Tenant that, as of the date of this Lease (a) Landlord has good and indefeasible title to the Premises, subject to liens for ad valorem taxes not yet due and payable, easements, and other matters which do not materially interfere with use of the Premises as it is used on the date of this Lease; and
(b) to Landlord's knowledge, without inquiry, no litigation has been initiated or threatened against the Landlord or the Premises which would impair the Landlord's performance of this Lease.

      Section 29.18. Landlord's Lien Waiver. Landlord hereby expressly waives and disclaims any statutory, constitutional or contractual lien benefitting Landlord for rent, damages and costs pursuant to Texas statutes or otherwise.

      Section 29.19. Intent - Triple Net Lease. Except as otherwise expressly set forth herein, this Lease shall be deemed to be construed as a triple net lease and any and all expenses and obligations in connection with the Premises and the operation thereof will be the obligation of Tenant.

      Section 29.20. Usury. Notwithstanding any provision contained herein to the contrary, if any interest rate specified in this Lease is higher than the rate then permitted by law, such interest rate specified herein shall automatically be adjusted from time to time to the maximum rate permitted by law.

      Section 29.21. Financial Statements. Any successor or assign of Tenant shall promptly furnish Landlord when available, annual financial statements (which are prepared and audited consistent with the policies and procedures of such successor or assign reflecting its current financial condition).

      Section 29.22. Consents and Approvals. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including, without limitation, reasonable attorneys' or consultants' fees and expenses, within thirty (30) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Premises, and neither Tenant nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

      Section 29.23. Option to Purchase. Landlord hereby grants Tenant an option to purchase the Premises, or so much thereof as may remain after any partial condemnation (in which case such purchase price will be proportionally adjusted if more than five percent (5%) of the land comprising the Premises was taken, except to the extent the proceeds thereof were distributed to Tenant in accordance with Article 17), and all fixtures and personal property therein on an "AS-IS" basis as of the Expiration Date for Eight Million and 00/100 Dollars ($8,000,000) and otherwise on the terms and conditions set forth herein, provided that Landlord has not terminated this Lease or Tenant's right of possession of the Premises under Article 18 and there exist no Events of Default or events which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default at the time of Tenant's exercise of the option herein granted or as of the Expiration Date. In the event Tenant desires to exercise the option herein granted, it shall furnish Landlord written notice of its intent to do at least six (6) and not more than twelve (12) months prior to the Expiration Date. Upon delivering such notice, Tenant agrees that it shall be bound and obligated to purchase the Premises as set forth herein. Tenant agrees and acknowledges that Landlord shall be obligated to deliver only a special warranty deed conveying good and indefeasible fee simple title to the Purchaser, subject to all covenants, conditions and restrictions of record, and free of any liens claimed by, through or under Landlord. Tenant and Landlord shall each pay one half of all escrow fees and recording costs. Landlord shall pay all title insurance premiums and reasonable costs for a survey prepared by a surveyor acceptable to Landlord and Tenant. Tenant shall pay all other costs and expenses of consummating its purchase of the Premises including, without limitation, any transfer taxes. Tenant acknowledges that the option granted herein is personal to Tenant and may not be assigned without the written consent of Landlord in its sole and absolute discretion (except to an Affiliate of Tenant under Section 14.1).

      Section 29.24. Right of First Refusal. In the event Landlord or any successor or assign is prepared to make a written proposal to or accept a proposal from a third party to purchase the Premises during the Term, Landlord, for itself and on behalf of such successors and assigns, hereby grants to Tenant and to its successors and permitted assigns the continuing right to purchase the Premises on the same terms and conditions contained in said proposal. Landlord shall deliver the proposal to Tenant and Tenant shall have ten (10) business days from the date of delivery of the proposal to exercise its right to purchase the Premises on the terms and conditions set forth in the proposal by delivering to Landlord a copy of the proposal which has been signed by Tenant. In the event Tenant does not timely exercise its right to purchase the Premises within said ten (10) business day period and Landlord fails to consummate the sale thereof to the third party in accordance with such third party proposal, Tenant's right of first refusal hereunder shall apply to subsequent proposals. Tenant's failure to exercise such right within such ten (10) day period shall entitle Landlord to sell the Premises only in accordance with such third party proposal, free and clear of Tenant's rights under this Section 29.24.

                                   ARTICLE 30

                                   DEFINITIONS

      The following terms have the meanings ascribed to them in the Sections set forth below:

ADA                       Section 8.4

Additional Rent           Section 3.1(b)

Affiliate                 Section 14.1

Base Rent                 Section 3.1(a)

Bond-Financed Project     Article 1

Bonds                     Article 1

CAA                       Section 27.1(b)

Calculation Date          Section 18.5

CERCLA                    Section 27.1(b)

Claim                     Section 27.1

Commencement Date         Section 2.1

Contracts                 Section 2.4(a)

Controlling                             Section 14.1

Environmental Laws                      Section 27.1 (b)

Event of Default                        Section 18.1

Excluded Taxes                          Section 4.2

Expiration Date                         Section 2.1

FIFRA                                   Section 27.1(b)

Fire Underwriters Requirements          Section 8.4

First Mortgage                          Section 19.1

FWPCA                                   Section 27.1(b)

Guarantor                               Section 5.1

Hazardous Materials                     Section 27.1(c)

HMRA                                    Section 27.1(b)

Impositions                             Section 4.2

Landlord                                Section 30.5

Landlord Guaranty                       Section 5.2

Landlord Option Date                    Section 18.8(b)(vii)(A)

Leased Equipment                        Section 2.3(f)

Legal Requirements                      Section 8.4

Loan Agreement                          Section 6.5

Manage                                  Section 27.1(d)

Mortgage or Mortgages                   Section 19.1

Net Worth                               Section 5.1

Non-Structural Alterations              Article 13

Permitted Uses                          Section 6.1

Personal Property                       Section 2.3(a)

Personal Property Taxes                 Section 4.8

Premises                                Article 1

Prohibited Use                          Section 6.2

RCRA                                    Section 27.1(b)

Raw Materials                           Section 2.3(c)

Release or Released             Section 27.1(e)

Rent                            Section 3.2

Rent Taxes                      Section 4.8

Rents                           Section 3.1

Response or Respond             Section 27.1(f)

Security Deposit                Section 5.1

Spare Parts                     Section 2.3(d)

Surplus Equipment               Section 2.3(b)(ii)

Tenant                          Section 30.4

Tenant Guaranty                 Section 5.1

Term                            Section 2.1

TSCA                            Section 27.1(b)

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written.

                                       LANDLORD:

                                       FORTRA FIBER-CEMENT L.L.C., a Delaware
                                         limited liability company

                                       By: /s/ Harold C. Maxwell
                                           -------------------------------------
                                           Harold C. Maxwell, President

                                       TENANT:

                                       JAMES HARDIE BUILDING PRODUCTS, INC., a
                                         Nevada corporation

                                       By: /s/ Louis Gries
                                           -------------------------------------
                                           Louis Gries, President

                                   EXHIBIT "A"

                              Property Description

      BEING all that certain lot, tract or parcel of land lying in the A.W. BROWN SURVEY, A-102; A.S. PRUETT SURVEY, A-848; J. SHAVER SURVEY, A-1000; and in the J. STARRETT SURVEY, A-1024, in City of Waxahachie, Ellis County, Texas, and being a part of a called 94.448 acre tract of land as conveyed to TX-WYO, INC., by deed and recorded in Volume 809, Page 998, Deed Records, Ellis County, Texas, (DRECT), and being more particularly described as follows:

      BEGINNING at a railroad spike found in the east line of the M.K. & T. Railroad for the most westerly northwest corner of this tract and same for the aforesaid tract and also being the most southwesterly southwest corner of a called THIRD TRACT (43.19 acres) of land as described by deed and recorded in Volume 619, Page 170, DRECT;

      THENCE S 89"40'51" E, 360.70 feet (Deed - S 89"34'30" E, Same Distance) along the upper north line of this tract and same for the aforesaid tract and along the lower south line of the called 43.19 acre tract to a 1/2" steel rod found for the westerly northeast corner of this tract and same for the aforesaid tract and being the westerly southeast corner of the called 43.19 acre tract and also lies in the west line of Block B of the North Waxahachie Industrial Park addition to the City of Waxahachie according to the plat thereof recorded in Cabinet B. Slides 160-162, Plat Records, Ellis County, Texas, (PRECT);

      THENCE S 00"43'28" W, (Deed - S 01"01'30" W, 327.11') along the upper east line of this tract and same for the aforesaid tract and along the west line of the aforesaid Block B at approximately 84 feet pass the southwest corner of said Block B and northwest corner of Block A, in all,
      327.04 feet to a 5/8" steel rod found for the interior northwest corner of this tract and same for the aforesaid tract and being the southwest corner of the said Block A;

      THENCE S 89"58'15" E, 1708.79 feet along the lower north line of this tract and same for the aforesaid tract and along the south line of Block A of said addition to a 1/2" steel rod found for the northeast corner of this tract and being in the south line of said addition and also being the northwest corner of a called 0.57 acre tract of land as described by deed and recorded In Volume 609, Page 616, DRECT;

      THENCE S 14"47'39" W, along the east line of this tract and same for the aforesaid tract at approximately 72.5 feet pass the southwest corner of the called 0.57 acre tract and the northwest corner of a called 0.57 acre tract of land conveyed to Ralph A. Holder by deed and recorded in Volume
      673. Page 086, DRECT, at approximately 175.7 feet pass the northwest corner of the Holder 0.57 acre tract and the northwest corner of a called
      0.57 acre tract of land conveyed to David W. Flanagan by deed and recorded in Volume 570, Page 632, Deed of Trust Records, Ellis County, Texas, all,
      279.01 feet (Deed - S 15"03'20" W, 279.09 feet) to a 1/2" steel rod found for an east corner of this tract and same for the aforesaid tract and being the southwest corner of the said Flanagan 0.57 acre tract;

      THENCE S 74"29'50" E, 06.53 feet ( Deed - S 74"11'00" E, Same Distance ) along an east line of the aforesaid tract and same for this tract and along the south line of the called Flanagan 0.57 acre tract to a 1/2" steel rod set for an east corner of this tract and same for the aforesaid tract and being the northwest corner of a called 0.50 acre tract of land as described by deed and recorded in Volume 570, Page 832, DRECT;

      THENCE S 15"01'49" W, 124.36 feet ( Deed - S 15"20'00" W, Same Distance ) along the west line of the called 0.50 acre tract and the east line of this tract to a 1/2" steel rod found for an easterly corner of this tract and same for the aforesaid tract and being the southwest corner of the called 0.50 acre tract;

      THENCE S 75"19'02" E, 173.36 feet ( Deed - S 74"58'00" E, 173.45 feet )
      along an easterly north line of this tract and same for the aforesaid tract and along the south line of the called 0.50 acre tract to a 1/2" steel pipe found in the current west line of U.S. Highway 77 for the lower northeast corner of this tract and easterly corner of the aforesaid tract and being the southeast corner of the called 0.50 acre tract;

      THENCE S 14"57'45" W, 360.35 feet ( Deed - S 15"14'00" W ) ( NOTE:
      Bearings for this description from Texas Co-ordinate System, North Central Zone, NAD 27, and provided by the Texas Department of Transportation, Waxahachie Office ) along the east line of this tract and same for the aforesaid tract to a 1/2" steel rod set for the southeast corner of this tract;

      THENCE N 89"58'15" W, 2444.82 feet through the aforesaid 94.448 parent tract of land to a 1/2" steel rod set in the west line of the aforesaid parent tract and cast line of the said M.K. & T. Railroad for the southwest corner of this tract;

      THENCE N 16"57'48" E, 1180.01 feet ( Deed - N 17"15'20" E ) along the west line of the aforesaid tract and same for this tract and along the east line of the said M.K. & T. Railroad to the POINT OF BEGINNING and containing approximately 45.490 acres of land.

SAVE AND EXCEPT:

BEING 0.07824 hectares [0.1933 acres] of land, more or less, situated in the Albert S. Pruitt Survey, Abstract Number 848, City of Waxahachie, Ellis County, Texas, and being situated in a portion of a called 45.490 acre tract of land described in instrument to Temple/Re-Con Inc., as recorded in Volume 1315, Page 96, of the Deed Records of Ellis-County, Texas (DRECT), said 0.07824 hectares [0.1933 acres] of land being more particularly described by metes and bounds as follows:

COMMENCING for reference at a found 1/2-inch iron rod in an easterly line of said 45.490 acre tract, same being the southwest corner of a called 0.499 acre tract of land described in instrument to Fred Marvin Graham, and wife, Mary Louise Graham, as recorded in Volume 570, Page 832, DRECT;

THENCE S 75(degrees)13'42" E, along a north line of said 45.490 acre tract and the south line of said 0.499 acre tract, a distance of 52.742 meters [173.04 feet] to the southeast corner of said 0.499 acre tract and being in the existing western right of way line of U.S. Highway 77, from which a found 1/2-inch iron pipe bears S 75(degrees)13'42" E, a distance of 0.100 meters [0.33 feet];

THENCE S 14(degrees)55'27" W, along the eastern line of said 45.490 acre tract and along the existing western right of way line of U.S. Highway 77, a distance of 15.578 meters [51.11 feet] to a 5/8-inch iron rod with an aluminum disk marked Texas Department of Transportation (TxDOT) set in the new western right of way line of U.S. Highway 77 for the POINT OF BEGINNING;

      (1) THENCE S 14(degrees)55'27" W, along the existing western right of way line of U.S. Highway 77, a distance of 94.300 meters [309.38 feet] to a 1/2-inch iron rod found for the southeast corner of said
            45.490 acre tract, same being the remainder north line of a called
            94.448 acre tract of land described in instrument to TX-WYO, Inc. as recorded in Volume 809, Page 998, DRECT;

      (2) THENCE N 89(degrees)58'08" W, along the south line of said 45.490 acre tract, a distance of 17.202 meters [56.44 feet] to a 5/8-inch iron rod with an aluminum disk marked TxDOT set in the new western right of way line of U.S. Highway 77;

      (3) THENCE N 23(degrees)50'19" E, along the new western right of way line of U.S. Highway 77, a distance of 12.235 meters [40.14 feet] to a set 5/8-inch iron rod with an aluminum disk marked TxDOT;

      (4) THENCE N 24(degrees)43'38" E, along the new western right of way line of U.S. Highway 77, a distance of 69.969 meters [229.56 feet] to a set 5/8-inch iron rod with an aluminum disk marked TxDOT;

      (5) THENCE N 23(degrees)57'59" E, along the new western right of way line of U.S. Highway 77, a distance of 17.909 meters [58.76 feet] to the POINT OF BEGINNING, and containing 0.07824 hectares [0.1933 acres] of land area, more or less, within these metes and bounds.

                                    EXHIBIT B

                          SCHEDULE OF PERSONAL PROPERTY

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

MCC Room

0321            Cabinet

0322            Cabinet

0323            Cabinet

0324            Desk

Storeroom

0325            Chair

0326            Cabinet

0327            Cabinet

0328            Cabinet

Production

0329            Cabinet

0330            Stool

0331            Stool

0332            Upright Cabinet

0333            Desk

0334            Upriqht Cabinet

0335            Shelf

0336            Shelf

0337            Shelf

0338            Shelf

0339            Shelf

0340            Shelf

0341            Shelf

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing
QA Lab

0342      Shelf

0343      Shelf

0344      Shelf    MCC Room

0345      Stool

0346      File Cabinet

0347      Desk

0348      Bookshelf

0349      Desk

0350      Stool

0351      Computer Desk

0352      Chair

0353      Shelf

0354      Shelf

0355      Work Table

0356      Table

0357      Chair

0358      Stool

0359      Stool

0360      Table

0361      Table

0362      Table

0363      Table

0364      Table

Production Conference Room

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0365      Upright Cabinet

0366      Upright Cabinet

0367      Desk

0368      File Cabinet

0369      File Cabinet

0370      File Cabinet

0371      File Cabinet

0372      File Cabinet

0373      Table Conference Room

0374      Chair

0375      Chair

0376      Chair

0377      Chair

0378      Chair

0379      Chair

0380      Chair

0381      Chair

0382      Chair

0383      Chair

0384      Chair

0385      Chair

0386      Chair

0387      Chair

Production Office & Conference Room

0388      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0389      Chair

0390      Chair

0391      Chair

0392      Chair

0393      Chair

0394      Chair

0395      Chair

0396      Chair

0397      TV Stand

0398      File Cabinet

0399      File Cabinet

0400      Bookshelf

0401      Table

0402      Desk

0403      Desk

0404      Desk

0405      Stool

0406      Chair

0407      Chair

0408      Chair

0409      Chair

0410      Chair

Production Office

0411      Cabinet

0412      Telephone Stand

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0413      BookShelf

0414      BookShelf

0415      Chair Desk

0416      Chair Desk

0417      Chair

0418      Chair

0419      Chair

0420      Chair

0421      Desk

0422      BookShelf

0423      File Cabinet

0424      File Cabinet

0425      File Cabinet

0426      File Cabinet

0427      File Cabinet

0428      File Cabinet

0429      BookShelf

0430      BookShelf

0431      Chair

0432      Desk

0433      File Cabinet

0434      Chair

0435      File Cabinet

0436      Chair

0437      Desk

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0438      BookShelf

0439      Chair

0440      Bookshelf

0441      Refrigerator

0442      File Cabinet

0443      File Cabinet

0444      Computer Table

0445      Chair

0446      Chair

0447      File Cabinet

0448      BookShelf

0449      Desk

0450      Chair

0451      Desk

0452      BookShelf

0453      BookShelf

0454      Table

0455      Chair

0456      Chair

Maintenance Office

0457      Chair

0458      Desk

0459      File Cabinet

0460      Desk

0461      Chair

0462      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0463      Chair

0464      Chair

0465      BookShelf

0466      BookShelf

0467      BookShelf

0468      File Cabinet

0469      Desk

0470      File Cabinet

0471      Chair

0472      Desk

0473      Chair

0474      Chair

0475      Shelf

0476      Shelf

0477      File Cabinet

0478      File Cabinet

0479      File Cabinet

0480      Maintenance File Cabinet

0481      Chair

0482      Desk

0483      File Cabinet

0484      Desk (2 Piece)

0485      BookShelf

0486      Small Cabinet

0487      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0488      Table

0489      Table

0490      Chair

0491      Desk

0492      Upright Cabinet

0493      Upright Cabinet

0494      Desk

0495      File Cabinet

0496      Chair

0497      Desk

0498      Desk

0499      Maintenance Office Chair

0500      _________________________________________________________

0501      _________________________________________________________

0502      _________________________________________________________

0503      _________________________________________________________

0504      _________________________________________________________

0505      _________________________________________________________

0506      _________________________________________________________

0507      _________________________________________________________

0508      _________________________________________________________

0509      _________________________________________________________

0510      _________________________________________________________

0511      _________________________________________________________

0512      _________________________________________________________

Fortra Fiber-Cement LLC

Office Equipment Listing

0712      _________________________________________________________

0713      _________________________________________________________

0714      _________________________________________________________

0715      _________________________________________________________

0716      _________________________________________________________

0717      _________________________________________________________

0718      _________________________________________________________

0719      _________________________________________________________

0720      _________________________________________________________

0721      _________________________________________________________

0722      _________________________________________________________

0723      _________________________________________________________

0724      _________________________________________________________

0725      _________________________________________________________

0726      _________________________________________________________

0727      _________________________________________________________

0728      _________________________________________________________

0729      _________________________________________________________

0730      _________________________________________________________

0731      _________________________________________________________

0732      Desk

0733      Chair

0734      Desk

0735      File Cabinet

0736      Book Case

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0737      File Cabinet

0738      Chair

0739      Chair

0740      Chair

0741      Book Case

0742      Book Case

0743      Chair

0744      Chair

0745      Table

0746      Plant Stand

0747      Chair

0748      File Cabinet

0749      File Cabinet

0750      File Cabinet

0751      Chair

0752      Chair

0753      _________________________________________________________

0754      _________________________________________________________

0755      _________________________________________________________

0756      _________________________________________________________

0757      _________________________________________________________

0758      _________________________________________________________

0759      _________________________________________________________

0760      _________________________________________________________

0761      _________________________________________________________

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0762      _________________________________________________________

0763      _________________________________________________________

0764      _________________________________________________________

0765      _________________________________________________________

0766      _________________________________________________________

0767      _________________________________________________________

0768      _________________________________________________________

0769      _________________________________________________________

0770      _________________________________________________________

0771      _________________________________________________________

0772      File Cabinet

0773      File Cabinet

0774      Chair

0775      Desk

0776      Chair

0777      Stool

Destack

0778      Chair

0779      Desk

0780      File Cabinet

0781      Desk

Finishing Office

0782      File Cabinet

0783      File Cabinet

0784      Chair

0785      Desk

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0786      Table

0787      Label Stand

0788      Desk

0789      Chair

0790      Chair

0791      Computer Stand

0792      Desk

MCC Room

0793      Chair

0794      Desk

John White

0795      Desk

0796      Chair

0797      Credenza

0798      File Cabinet

0799      Book Case

0800      Chair

0801      Chair

Regina Office

0802      Desk (Wrap Around)

0803      Chair

0804      Desk

0805      File Cabinet

0806      Bookcase

0807      Chair

0808      Plant Stand

0809      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0810      Chair

0811      Table

0812      Chair

Ed Welch Office

0813      Desk

0814      Chair

0815      File Cabinet

0816      Chair

0817      Chair

0818      Chair

0819      Bookcase

0820      Chair

0821      Chair

0822      Table

0823      Chair

Del McLane's Office

0824      Chair

0825      Desk

0826      Chair

0827      Desk

0828      File Cabinet

0829      Bookcase

0830      File Cabinet

0831      Chair

0832      Chair

0833      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0834      Bookcase

0835      Bookcase

0836      Chair

0837      Chair

0838      Table

Russell Hill's Office

0839      Plant Stand

0840      Chair

0841      Desk

0842      File Cabinet

0843      File Cabinet

0844      File Cabinet

0845      Chair

0846      Chair

0847      Bookcase

0848      Bookcase

Front Office Conference Room

0849      Coffee Server Table

0850      Entertainment Center

0851      Conference Table

0852      Chair

0853      Chair

0854      Chair

0855      Chair

0856      Chair

0857      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0858      Chair

0859      Chair

0860      Chair

0861      Chair

0862      Chair

0863      Chair

0864      Chair

0865      Chair

Front Office Lobby

0866      Chair

0867      Chair

0868      Display Table(Server)

0869      Chair

0870      Chair

0871      Coffee Table

Reception Area Office

0872      Chair

0873      Desk

0874      File Cabinet

0875      File Cabinet

0876      File Cabinet

0877      Chair

0878      BookCase

0879      File Cabinet

0880      Chair

0881      Desk

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

Jeff Faganello Office

0882      Plant Stank

0883      Chair

0884      Chair

0885      File Cabinet

0886      Computer Desk

0887      Chair

0888      Desk

0889      Chair

0890      Chair

0891      Bookcase

0892      Coat Rack

0893      Chair

0894      Chair

0895      Table

Human Resource Office

0896      Chair

0897      Chair

0898      Credenza

0899      Bookcase

0900      File Cabinet

0901      File Cabinet

0902      File Cabinet

0903      Desk

0904      Chair

0905      Computer Center

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0906      Chair

0907      Chair

0908      Chair

0909      Chair

0910      Table

Office Supplies/copy room

0911      Labeling Stand

0912      Computer Stand

0913      Cabinet

0914      Cabinet

0915      Cabinet

0916      Cabinet

0917      File Cabinet

0918      File Cabinet

0919      Chair

0920      Rolling Table

0921      Table

0922      Table

David Seago's Office

0923      Bookcase

0924      Chair

0925      Chair

0926      File Cabinet

0927      Desk

0928      Lamp

0929      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0930      Bookcase

0931      File Cabinet

0932      Table

0933      Chair

0934      Chair

0935      Chair

0936      Chair

Ron Tews Office

0937      BookShelf

0938      Table

0939      Chair

0940      Chair

0941      Chair

0942      Chair

0943      Chair

0944      Chair

0945      Chair

0946      Chair

0947      Coat Rack

0948      File Cabinet

0949      Chair

0950      Lamp

0951      End Table

0952      BookShelf

0953      Plant Stand

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0954      Lamp

0955      Lamp Stand

0956      Chair

0957      Desk

0958      Chair

0959      End Table

0960      Chair

Accounting Area

0961      File Cabinet

0962      File Cabinet

0963      File Cabinet

0964      File Cabinet

0965      Computer Cabinet

0966      Lamp

0967      File Cabinet

0968      Chair

0969      Desk

0970      Chair

0971      Chair

0972      BookCase

0973      Chair

0974      Desk

0975      Desk

0976      Chair

0977      File Cabinet

0978      Chair

FORTRA FIBER-CEMENT, LLC

Office Equipment Listing

0979      Chair

0980      Desk

0981      Chair

0982      Table

0983      File Cabinet

0984      File Cabinet

0985      File Cabinet

0986      File Cabinet

0987      File Cabinet

0988      File Cabinet

Heath White's Office

0989      BookShelf

0990      Chair

0991      End Table

0992      Chair

0993      Desk

0994      Dry Erase Cabinet

0995      File Cabinet

0996      File Cabinet

0997      Credenza

0998      Plant Stand

0999      Chair

1000      Desk

         MACHINERY & EQUIPMENT

SAND SLURRY SILO LEVEL CONTROL-LINE 1
SAND SLURRY DENSITY CONTROL-LINE 1
SAND SLURRY SILO AGITATOR "B"-LINE 1
SAND SLURRY SILO "B"LINE 1
SAND SLURRY PUMP-LINE 1
SAND SLURRY TANK (BAIL MILL OUTFEED)
SAND SLURRY PUMP (STANDBY)
SAND SLURRY HEADBOX
SAND SLURRY DENSITY CONTMILL O/F (WH # 2 QUOTE)
SAND SLURRY DENSITY CONT-MILL O/F (WH # 1 QUOTE)
SAND SLURRY PUMP (EXTRA)
SAND SLURRY PUMP
SAND MILL CHARGE
SAND SLURRY SCREEN (BAIL MILL OUTFEED)
SAND SLURRY SILO AGITATOR "A"-LINE 1
SAND MILL DRIVE
SAND MILL
SAND MILL CHARGE HOIST SYSTEM
SAND MILL FEEDER
SAND WEIGHING CON-VEYOR
SAND MILL CHARGING HOPPER
DISPERGING TANK PUMPLINE 2
WATER DOSING TANK-LINE 2
DISPERGING LEVEL CONTROL& VALVES-LINE 2
FIBER DISPERGING TNKLINE 2
FIBER FEED CONVEYOR "B"-LINE 2
FIBER FEED CONVEYOR "A"-LINE 2
FIBER SLURRY SILO "A"-LINE 2
FIBER SLURRY SILO "B"-LINE 2
TE FIBER SLURRY STORAGESILO PU
SAND SLURRY SILO "A"-LINE 2
FIBER SLURRY VALVES & LEVEL CONTROL-LINE 2
TE FIBER SLURRY SILO "A"-LIN
FIBER SLURRY STORAGESILOPUMP-LINE 2
FIBER SLURRY STORAGESILOAGITATOR "A"-LINE 2
TE FIBER SLURRY STORAGESILO AG
FIBER REFINER "B"-LINE 2
TE FIBER REFINER "B"-LINE 2
FIBER REFINER "A"-LINE 2
TE FIBER REFINER "A"-LINE 2
FIBER SLURRY PUMP "B"-LINE 2
FIBER SLURRY PUMP "A"-LINE 2
TE FIBER SLURRY PUMP "A"-LIN
TE FIBER SLURRY VALVES &LEVEL
SAND SLURRY SILO "A"LINE1
PRODUCTION TEST RUNS@ BGC
TE PRODUCTION TEST RUNS@BGC
BGC ON-SITE START-UPASSISTANCE
TE BGC ON-SITE START-UPASSISTA
BGC OPERATIONAL CON-SULTING FEES
TE BGC OPERATIONAL CON-SULTING
VENDOR ENGINEERING
TE VENDOR ENGINEERING
DISPERGING TANK PUMPLINE 1
WATER DOSING TANK LINE 1

                                  Description

DISPERGING LEVEL CTL& VALVES LINE 1

FIBER DISPERGING TNKLINE1

FIBER FEED CONVEYOR "B" LINE 1

FIBER FEED CONVEYOR "A" LINE 1

FIBER SLURRY SILO"A"LINE1

FIBER SLURRY SILO"B"LINE1

FIBER SILO PUMP (STANDBY)

TE FIBER SILO PUMP (STANDB

TE FIBER SLURRY STORAGESILO "B

FIBER SLURRY VALVES & LEVEL CONTROL-LINE 1

TE FIBER SLURRY VALVES & LEVEL

FIBER SLURRY STORAGESILOPUMP-LINE 1

TE FIBER SLURRY STORAGESILO PU

FIBER SLURRY STORAGESILOAGITATOR "B"-LINE 1

TE FIBER SLURRY STORAGESILO AG

FIBER SLURRY STORAGESILOAGITATOR "A"-LINE 1

TE FIBER SLURRY SILO"A" LINE 1

FIBER SLURRY STORAGESILO"B"-LINE 1

FIBER SLURRY STORAGESILO"A"-LINE 1

TE FIBER SLURRY STORAGESILO "A

FIBER REFINER "B" LINE1

TE FIBER REFINER "B" LINE 1

FIBER REFINER "A" LINE1

TE FIBER REFINER "A" LINE 1

FIBER SLURRY PUMP"B"LINE1

FIBER SLURRY PUMP"A"LINE1

TE FIBER SLURRY PUMP"A"LINE1

TE FIBER SLURRY STORAGESILO AG

TE FIBER CONSISTENCY METER 1

FIBER CONSISTENCY METER 1

CAP INTEREST-PROD EQUIP (15 YR) UOP

CAP INTEREST-PROD EQUIP (2 YR) UOP

FIBER FLOW METER, LINE2

FIBER FLOW METER, LINE1

ELECTRICAL INSTALL- ATION

TE ELECTRICAL INSTALL- ATION

MECHANICAL INSTALLA-TION

TE MECHANICAL INSTALLA-TION

RECUPERATOR TANK "B"LINE2

TE RECUPERATOR TANK "B"LINE 2

RECUPERATOR TANK "A"LINE2

TE RECUPERATOR TANK "A"LINE 2

CEMENT DOSING SCREW -LINE 2

TE RECUPERATOR TANK "A"-LIN

ADDTIVE DOSING SCREW"B"-LINE2

RECUPERATOR TANK "B"-LINE 1

RECUPERATOR TANK "A"-LINE 1

ADDTIVE DOSING SCREW"B"-LINE 1

ADDTIVE DOSING SCREW"A"-LINE 1

CEMENT DOSING SCREW LINE1

CEMENT SILO DISCHARGER-LINE 1

CEMENT SILO-LINE 1

TE RECUPERATOR TANK "B"-LIN

CEMENT SILO-LINE 2

SAND SLURRY SILO LEVEL CONTROL-LINE 2

SAND SLURRY DENSITY CONTROL-LINE 2

SAND SLURRY PUMP -LINE 2

SAND SLURRY SILO AGITATOR "A"-LINE 2

ADDTIVE DOSING SCREW"A"-LINE 2

ADDITIVE "A" SILO (ALUMINA TRIHYDRATE)

ADDITIVE "B" SCALES W/CONTAINER & DISCHARGE SCREW

ADDITIVE "B" SILO (CALCIUM BENTONITE)

                                  Description

ADDITIVE "A" SCALES W/CONTAINER & DISCHARGE SCREW

FIBER-CEMENT SLURRY PUMP"B"-LINE 2

FIBER-CEMENT SLURRY PUMP"A"-LINE 2

TURBOPULPER "B"- LINE2

TURBOPULPER "A"- LINE2

CEMENT BATCHER-LINE2

ADDITIVES BATCHER LINE2

FIBER SLURRY BATCHERLINE2

SAND SLURRY/WATER  BATCHER-LINE 2

HOMIGINIZED CONTROL VALVENTROL

METERING PUMP "A" -LINE 2 (SCOPE ADDITION)

HOMOGENIZER PUMP- LINE2

MECHANICAL INSTALLA-TION

TE MECHANICAL INSTALLA-TION

CONTROL VALVES & LVLCONTROLS-LINE 2

TE CONTROL VALVES & LVLCONTROL

FLOCCULANT DOSING PUMP-LINE 2

TE FLOCCULANT DOSING PUMP-L1

FLOCCULANT TANK "B"-LINE2

TE FLOCCULANT TANK "B"-LINE 2

STOCK CHEST "A"-LINE2

TE FLOCCULANT TANK 'A"-LINE 2

STOCK CHEST MIXR "A"-LINE 2

HOMOGENIZER-LINE 2

TE HOMOGENIZER-LINE 2

METERING PUMP "B" -LINE 2 (SCOPE ADDITION)

TE METERING PUMP "B" -LINE 2

STOCK CHEST MIXR "B"-LINE 2

TE STOCK CHEST MIXR "B"-LINE 2

STOCK CHEST "B"-LINE2

TE STOCK CHEST "B"-LINE2

FLOCCULANT TANK'A"-LINE2

TURBOPULPER "A"-LINE1

TE CONTROL SYS-LINE 2 (WH SUP

FIBER-CEMENT SLURRY PUMP "B" -LINE 1

TURBOPULPER "B"-LINE1

CEMENT BATCHER-LINE1

ADDITIVES BATCHER -LINE 1

FIBER SLURRY BATCHER-LINE 1

SAND SLURRY WATER BATCHER-LINE 1

STRUCTURAL STEEL

TE STRUCTURAL STEEL

EQUIPMENT FOUNDATION

TE EQUIPMENT FOUNDATION

FIBER-CEMENT SLURRY PUMP"A"-LINE 1

TE CONTROL SYS-LINE 1 (WH SUP

                                  Description

STRUCTURAL STEEL

TE STRUCTURAL STEEL

EQUIPMENT FOUNDATION

TE EQUIPMENT FOUNDATION

ELECTRICAL INSTALLA-TION

TE ELECTRICAL INSTALLA-TION

CONTROL SYS-LINE 2 (WH SUPPLIED)

CONTROL SYS-LINE 1 (WH SUPPLIED)

TE 480 VOLT MCC-LINE 1

STOCK PRESS CONTROL SYSTEUPPLIED)

480 VOLT MCC-LINE 1

ELECTRICAL INSTALLA-TION

TE ELECTRICAL INSTALLA-TION

TE SEAL WATER PUMP LINE 1

CONTROL SYS-LINE 1 (WH SUPPLIED)

TE CONTROL SYS-LINE 1 (WH SUP

480 VOLT MCC-LINE 1

TE 480 VOLT MCC-LINE 1

SEAL WATER PUMP LINE 1

FORMING ROLLER-12 FLATLINE 1

TE FORMING ROLLER-12 FLAT LI

                                  Description

CUTTING TOOL 9-1/2" LINE 1

TE CUTTING TOOL 9-1/2" LINE 1

CUTTING TOOL 7-1/2" LINE 1

TE CUTTING TOOL 7-1/2" LINE 1

TE 480 VOLT MCC-LINE 2

480 VOLT MCC-LINE 2

TE ELECTRICAL INSTALLA-TION

ELECTRICAL INSTALLA-TION

CONTROL SYS-LINE 2 (WH SUPPLIED)

TE CONTROL SYS-LINE 2 (WH SUP

480 VOLT MCC-LINE 2

TE 480 VOLT MCC-LINE 2

SEAL WATER PUMP LINE 2

TE SEAL WATER PUMP LINE 2

SHEET TAKE-OFF CONV "A"-LINE 2

FULL REJECT SHEET SHREDRLINE 2

TE FULL REJECT SHEET SHREDR LI

SHEETING MACHINE - LINE 2 (INCL 500M IN WH DISCOUNT)

TE SHEETING MACHINE SIEVE C

(VACUUM PUMP SYSTEM LINE 2 (WITH

TE SHEET TAKE-OFF CONV "A"-LIN

UNDERFLOW RETURN WATER PUMP-LINE 2

TE UNDERFLOW RETURN WATER PUMP

SIEVE WATER PUMP "B"-LINE 2 (STAND-BY)

                                  Description

TE SIEVE WATER PUMP "B"-LINE 2

SIEVE WATER PUMP "A"-LINE 2

TE SIEVE WATER PUMP "A"-LINE 2

OVERFLOW PUMP-LINE 2

TE SHEETING MACHINE - LINE 2

VACUUM PUMP SYSTEM LINE2TH BASE)

SHEET MACHINE VARIBLMAINDRIVE-LINE 2

TE SHEET MACHINE VARIBLMAIN DR

FORMING ROLLER-12' FLATLINE 2

TE FORMING ROLLER-12' FLAT LI

FORMING ROLLER-16' FLATLINE 2

TE FORMING ROLLER-16' FLAT LI

SHEETING MACHINE SIEVE CYLINDERS-LINE 2 (SPARES)

TE SHEETING MACHINE SIEVE C

SHEETING MACHINE SIEVE CYLINDERS-LINE 2

TE OVERFLOW PUMP-LINE 2

FORMING ROLLER-16' FLATLINE 1

TE FORMING ROLLER-16' FLAT LI

TE FULL REJECT SHEET CNVYR 2

STACKER LIFT TABLE HPU 2

TE STACKER LIFT TABLE HPU 2

TE CUTTING PRESS-LINE 2(INC 1,

TE TROLLEY PUSHER "A"- LINE 2

CUT-OFFS TANK W/MIXR-LINE 2

TE CUT-OFFS TANK W/MIXR-LINE 2

CUT-OFFS CONVERSION AT PRESS-LINE 2

TE CUT-OFFS CONVERSION AT PRES

LIFTING TABLE FIBER SHEETS-LINE 2

TE LIFTING TABLE FIBER SHEETS-

LIFTING TABLE MIXED PILE-LINE 2

HOMOGIZED CUT-OFFS PUMP-L

TROLLEY PUSHER "A"- LINE 2

TE MECHANICAL ERECTION

STACKER PLANT LINE 2

TE STACKER PLANT LINE 2

VACUUM SUCTION UNIT-LINE 2

TE VACUUM SUCTION UNIT-LINE 2

CUTTING TOOL 9-1/2" LINE 2

TE CUTTING TOOL 9-1/2" LINE 2

CUTTING TOOL 7-1/2" LINE 2

TE CUTTING TOOL 7-1/2 LINE 2

TE LIFTING TABLE MIXED PILE-LI

HOMOGIZED CUT-OFFS PUMP-L

MECHANICAL ERECTION

ADDITIONAL PRESS TROLLEYS

TE CUT-OFFS DENSITY CONTROL LI

MECHANICAL ERRECTION

TE MECHANICAL ERRECTION

                                  Description

TE AIR PIPING (PROCESS & INSTR

EQUIPMENT FOUNDATION

TE EQUIPMENT FOUNDATION

WASH DOWN WTR PIPING

TE WASH DOWN WTR PIPING

PROCESS LIQUID & SLURRY PIPING

AIR PIPING (PROCESS & INSTRUMENTATION)

TE PROCESS LIQUID & SLURRY

PROCESS LIQUID & SLURRY PIPING

AIR PIPING (PROCESS & INSTRUMENTATION)

TE AIR PIPING (PROCESS & INSTR

TRANSFORMER-1500 KVAINCOMING/480 VOLT

SWITCHGEAR-460 VOLT

TE SWITCHGEAR-460 VOLT

SWITCHGEAR-460 VOLT

TE SWITCHGEAR-460 VOLT

SWITCHGEAR-460 VOLT

TE SWITCHGEAR-460 VOLT

SWITCHGEAR-4160 VOLT

TE SWITCHGEAR-4160 VOLT

TE TRANSFORMER-1500 KVAINCOMIN

TE TRANSFORMER-1500 KVAINCOMIN

TRANSFORMER-1500 KVAINCOMING/480 VOLT

TE TRANSFORMER-1500 KVAINCOMIN

TE MAIN INCOMING SWITCHGEAR

TRANSFORMER-1500 KVAINCOMING/480 VOLT

TE CAPACITORS

SAFETY SIGNS & EQUIPMENT

TE SAFETY SIGNS & EQUIPMENT

TE SWITCHGEAR-460 VOLT

SEWER LIFT STATIONS

TE SEWER LIFT STATIONS

PROCESS WATER PIPING

TE PROCESS WATER PIPING

FIRE PROTECT PIPING

TE AIR PIPING

TE WASH DOWN WTR PIPING

CAPACITORS

AIR PIPING

TE FIRE PROTECT PIPING

SWITCHGEAR-460 VOLT

GAS PIPING

WASH DOWN WTR PIPING

MILL WATER PIPING

HYDRAULIC PIPING

TE HYDRAULIC PIPING

WASH DOWN WATER PIPING

SWITCHGEAR-480 VOLT

TE SWITCHGEAR-480 VOLT

TE EQUIPMENT FOUNDATION

WASH DOWWN WATER PIPING

TE WASH DOWWN WATER PIPING

WASH DOWWN WATER PIPING

TE WASH DOWWN WATER PIPING

PROCESS LIQUID & SLURRY PIPING-FIBER SLURRY

TE PROCESS LIQUID & SLURRY PIP

AIR PIPING (PROCESS & INSTRUMENTATION)

EQUIPMENT FOUNDATION

TE AIR PIPING (PROCESS & INSTR

STRUCTURAL STEEL

HYDRAULIC PIPING

TE HYDRAULIC PIPING

                                  Description

DIRTY WATER SYS IMPROVE

SUPPLEMENT TO DIRTY WTRSYS IMPROVEMENT

TE AUTOCLAVES 1 DOOR  8' X 10

CONTROL SYSTEM LINE 1 (WH SUPPLIED)

TE CONTROL SYSTEM LINE 1(WH S

480 VOLT MCC

TE 480 VOLT MCC

TE CONTROL SYSTEM LINE 2(WH S

TE AUTOCLAVE CONTROL SYSTEM (L

AUTOCLAVE CONTROL SYSTEM(LINE # 1 )

ELECTRICAL INSTALLATION

TE ELECTRICAL INSTALLATION

AUTOCLAVE CONTROL SYSTEM(LINE # 2 )

TE AUTOCLAVE CONTROL SYSTEM (L

CONTROL SYSTEM LINE 2 (WH SUPPLIED)

CURING TUNNEL DOORS AND HARDWARE

STEAM BOILER PLANT - NATURAL GAS

TE STEAM BOILER PLANT - NATURA

TRANSFER CAR NO. 2

TE TRANSFER CAR NO. 2

TRANSFER CAR NO. 1

TE TRANSFER CAR NO. 1

TE TRANSPORT TROLLEYS

TE CURING TUNNEL DOORS AND HAR

CURING TUNNEL HEATING EQUIPMENT

TE CURING TUNNEL HEATINGEQUIP

TRANSPORT TROLLEYS

CONDENSATE COLLECTING SYSTEM

TE CONDENSATE COLLECTINGSYSTE

AUTOCLAVE DRAIN SYS

TE AUTOCLAVE DRAIN SYS

AUTOCLAVES 1 DOOR  8' X 105' @ 168PSI

EQUIPMENT FOUNDATION

RAIL TRACK SYSTEM

TE RAIL TRACK SYSTEM

CURING TUNNELS

TE CURING TUNNELS

TE EQUIPMENT FOUNDATION

CONDENSATE SUMP PUMP

CONDENSATE SUMP PUMP SPARE

CONDENSATE WASTE PUMP

AUTOCLAVE TROLLEYS-16'

VIBRATION ANALYSIS EQUIP

AUTOCLAVE PRESS TROLLEYS

TOOLS & UTENSILS AL-LOWANCE

TE TOOLS & UTENSILS AL-LOWANCE

TE SHOP EQUIPMENT AL- LOWANCE

CONDUIT BENDER

                                  Description

AIR PIPING-PROC&INST

TE AIR PIPING-PROC&INST

EQUIPMENT FOUNDATION

TE STRUCTURAL STEEL

TE EQUIPMENT FOUNDATION

STRUCTURAL STEEL

WASH DOWN WATER PIPING

TE WASH DOWN WATER PIPING

PROCESS LIQUID & SLURRY PIPING

TE PROCESS LIQUID & SLURRY

AIR PIPING (PROCESS & INSTRUMENTATION)

TE AIR PIPING (PROCESS &INSTR

MIXED PILE LIFTING TABLELINE 2

MECHANICAL ERECTION

TE MECHANICAL ERECTION

DRY PRODUCT TRANSFER CARLINE 2

TE DRY PRODUCT TRANSFER CAR LI

TE SHEET LIFTING TABLE LINE 2

TE MIXED PILE LIFTING TABLE LI

DRY PROD TRANS CAR 1

TE DRY PROD TRANS CAR 1

SHEET LIFTING TABLE LINE2

WASH DOWN WATER PIPING

HEAT ENERGY PIPING

TE HEAT ENERGY PIPING

HYDRAULIC PIPING

TE HYDRAULIC PIPING

TE WASH DOWN WATER PIPING

AIR PIPING (PROCESS & INSTRUMENTATION)

TE AIR PIPING (PROCESS &INSTR

AIR RECEIVER # 2   INCLUDED W/130100

WATER TREATMENT/CON-DENSATE

TE WATER TREATMENT/CON-DENSATE

WATER TREATMENT/PRO-CESS

TE WATER TREATMENT/PRO-CESS

TE AIR RECEIVER # 2   INCLUDE

AIR RECEIVER # 1 INCLUDED W/130100

TE AIR RECEIVER # 1 INCLUDE

AIR DRYER 2 INCLUDED W/130100

TE AIR DRYER # 2 INCLUDE

AIR DRYER # 1 INCLUDED W/130100

TE AIR DRYER # 1 INCLUDE

AIR COMPRESSOR # 3

SHOP EQUIPMENT AL- LOWANCE

MAIN INCOMING SWITCHGEAR

EQUIPMENT INSTALLA- TION

TE EQUIPMENT INSTALLATION

TE AIR COMPRESSOR # 2

TE AIR COMPRESSOR # 3

AIR COMPRESSOR # 1

TE AIR COMPRESSOR # 1

TRUCK SCALES # 2

TRUCK SCALES # 1

                                  Description

WATER STORAGE & CON-TAINMENT

TE WATER STORAGE & CON-TAINMEN

AIR COMPRESSOR # 2

PROCESS CONTROL SY- STEMINTEGRATION

TE PROCESS CONTROL SY- STEM IN

EMERGENCY GENERATOR-SET LINE 1

TE EMERGENCY GENERATOR-SET LIN

FIBER WASTE PUMP

TE FIBER WASTE PUMP

TE P.H. MIXER

DOCK LEVELER/BUMPER

PROCESS WTR SURGE TANK PUMP

TE PROCESS WTR SURGE TANK PUMP

DIRTY WATER SURFACE PUMP

TE DIRTY WATER SURFACE PUMP

TE DIRTY WATER SUMP PUMP

DIRTY WATER SUMP PUMP

HIGH PRESSURE WASHER

VACUUM PUMPS # 5

MILL WATER BOOSTER PUMP & CONTROL VALVE

WASTE WATER STOCK CHEST

WASTE WATER STOCK CHEST

SIEVE STORAGE & MAINTENANCE EQUIP-LINE 1

MACHINE LINE MCC

TE PANEL PRIMMING LINE HANDLIN

PANEL PRIMMIMG LINE PAINTING EQUIP.

PRIMING LINE CONTROL SYS

PANEL PRIMMING LINE HANDLING EQUIPMENT

COATING & PNEUMATIC LINEMCC

PNEUMATIC COATER

VERTICAL SUB PUMP

INFRA-RED PRE-HEAT OVEN CONV.

PAINTER LINE MCC-480 V

ROLL COATER

TE EQUIPMENT PAINTING

ELECTRICAL INSTALL- ATION

EQUIPMENT PAINTING

MECHANICAL ERECTION

                                  Description

TE MECHANICAL ERECTION

PRIMER WK TNK&EQUIP

TE PRIMER WK TNK&EQUIP

PRIMER STG TNKS&EQUI

TE PRIMER STG TNKS&EQUI

TE ELECTRICAL INSTALL- ATION

TE PANEL PRIMMIMG LINE PAINTIN

BAR CODING EQUIPMENT

DRY PRODUCT SHEAR EQUIPMENT

TE DRY PRODUCT SHEAR EQUIPMENT

INK JET LABEL EQUIPMENT

TE BD BREAKER - REJ BD

TE REJ BD FEED CONVEYOR

LAB EQUIPMENT

TE LAB EQUIPMENT

LABORATORY PRESS AND MOULDS

EMPLOYEE TIME TRACKINGSYSTEM

                                    COMPUTERS

                           CPU          HDD
      Computer            Speed  RAM    Size           Network Card            CDROM     Sound Card        Modem           OS
Dell Inspiron 3200         266   80MB    5GB  BreezeCom Wireless LAN ver 2.0          Crystal PNP Audio                   Win98
Dell Inspiron 3200         266   80MB    5GB  BreezeCom Wireless LAN ver 2.0          Crystal PNP Audio                   Win98
Dell Inspiron 3000         166   32MB    2GB                                                                              Win95
Dell Dimension V350        350   64MB    8GB  3Com Fast EtherLink XL            Yes   DS-XG Wave                          WinNT
Dell Dimension V350        350   64MB    8GB  3Com Fast EtherLink XL            Yes   DS-XG Wave                          WinNT
Dell Dimension V350        350   64MB    8GB  3Com Fast EtherLink XL            Yes   DS-XG Wave                          WinNT
Dell Dimension V350        350   64MB    8GB  3Com Fast EtherLink XL            Yes                                       WinNT
Dell Inspiron 3200         266   80MB    6GB  3Com MegaHertz 10/100 PC Card     Yes   CS4236/37/38       MegaHertz 56K    Win98
Dell Inspiron 3200         266   80MB    6GB  BreezeCom Wireless LAN ver 2.0          Crystal PNP Audio                   Win98
Clone                            32MB  2.5GB  NE2000                            Yes                                       Win95
Dell Dimension XPS R400    400   64MB    4GB  3Com Fast EtherLink PCI 10/100    Yes                                       WinNT
Dell Inspiron 7000         266   96MB    6GB  3Com MegaHertz 10/100 PC Card     DVD   Maestro MPU401     Psion Dacom 56K  Win98
Dell Dimension XPS D300    300   32MB    6GB  3Com Fast EtherLink XL 10/100MB   Yes                                       Win95
HP NetServer LH Pro 6/200  200  128MB  6x4GB
Dell Diminson XPS R400     400

                                    PRINTERS

                                                      Serial
     Make                       Model                 Number
Canon                      BJC-6000
Hewlett Packard            LaserJet 6P              USCC049336
Hewlett Packard            DeskJet 820Cse           SG69S180RQ
Hewlett Packard            LaserJet 8000
Hewlett Packard            LaserJet 5SI
Hewlett Packard            LaserJet 2100
Hewlett Packard            LaserJet 5P
Hewlett Packard            DeskJet 1600C
Hewlett Packard            DeskJet 722C             US86A15046
Hewlett Packard            LaserJet 6P
Xerox                      DC332

Macintosh HD:Desktop Folder:Fortra Fiber computer and pri.d

                                    VEHICLES

       Make and Model                    Vehicle Identification Number
1997 Chevrolet Silverado 1500 Pickup           1GCEC19R7VE138245
   1999 Dodge Grand Caravan                    1B4GP44G8XB629414

                               TELECOMM EQUIPMENT

                  3COM 3C16406 SuperStack II PS Hub 40 - 24 port

                  Belkin 10ft LAN RJ45 VL5 cable

                  Belkin 10ft RJ11 straight thru cable

                  APC 600 UPS

                  Ingram Micro External 33.6 Modem

                  Ingram Micro RMW-4MAU 19" Wall Mount Rack

                  Curtis SP700 6-Outlet surge protector

                               MOBILE EQUIPMENT *

              Equipment                         Model Number    Serial Number
Broderson Carryback Crane                          IC-200       85186
Caterpillar Integrated Tool Carrier
  (Frontend Loader)                                IT24F        4NN01077
Yale Forklift                                      GLP060       E177B17781U
Yale Forklift                                      GLP060       E177B17804U
Yale Forklift                                     GLP060T       A875B04466W
Taylor Forklift                                    THD160       27455
Taylor Forklift                                    THD160       27456
Taylor Forklift                                    THD160       27457
Taylor Forklift                                   THD250S       25417
Taylor Forklift                                   THD250S       27461
Taylor Forklift                                    THD160       28494
Taylor Forklift                                    THD160       28495
Genie Manlift Boom                                 Z60-34       1549

*upon purchase by Landlord pursuant to respective leases therefor

Macintosh HD:Desktop Folder:Fortra Fiber computer and pri.d

                                    EXHIBIT C

                                    GUARANTY

      THIS GUARANTY is made as of the 6th day of October, 2000 by JAMES HARDIE NV, a Netherlands corporation ("Guarantor"), having an office at 26300 La Alameda, Suite 100, Mission Viejo, California 92691, in favor of FORTRA FIBER-CEMENT L.L.C., a Delaware limited liability ("Landlord"), with respect to, in consideration of, and as inducement for, the leasing to JAMES HARDIE BUILDING PRODUCTS, INC., a Nevada corporation ("Tenant"), of which Guarantor is the sole owner, of certain premises and personal property (the "Premises") located in Waxahachie, Ellis County, Texas, pursuant to that certain Industrial Building Lease (as such may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the "Lease") dated as of even date herewith between Landlord and Tenant.

      1. Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its successors and/or assigns (a) the full and prompt payment of all Rent (as defined in the Lease) and all other sums payable by Tenant under the Lease in accordance with its terms (including sums that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) and (b) the full and prompt performance of all other obligations owed by Tenant pursuant to the Lease (the payment of Rent and all other obligations referred to in clauses (a) and (b) are hereinafter referred to as the "Obligations"). If Tenant shall fail to pay or perform any Obligation as required pursuant to the terms of the Lease, then, irrespective of any defense or any right of set-off, credit or claim that Guarantor may have against Landlord, Guarantor shall forthwith upon demand by Landlord pay or perform such Obligation.

      2. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (a) any agreement or stipulation between Landlord and Tenant or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of Tenant to be performed, (b) any renewal or extension of the Lease, either pursuant to an option granted in the Lease or otherwise, (c) any waiver by or failure of Landlord to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (d) any assignment of the Lease or any subletting of all or any part of the Premises, (e) any holdover by Tenant beyond the term of the Lease, (f) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (g) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Landlord or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty. No such agreement, stipulation, waiver or failure shall impair the obligations hereunder of Guarantor and such obligations shall be and remain in full force and effect.

      3. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectibility, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Landlord of any remedies Landlord may have.

      4. Guarantor hereby waives (a) diligence, presentment, demand of payment and protest; (b) all notices to Guarantor, Tenant or any other person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any obligations contained in the Lease) and (c) all demands whatsoever. Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

      5. No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      6. Any notice or demand of Guarantor from or by Landlord, its successors or assigns, shall be delivered to Guarantor in the manner prescribed for the delivery of notices in the Lease at the address indicated in the first paragraph of this Guaranty, or such other address as Guarantor shall furnish in writing to Landlord. Nothing contained in this Paragraph 6 shall be deemed to require Landlord to give any notice to Guarantor, Tenant or any other Person.

      7. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Landlord to proceed against Tenant, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity. Nothing herein contained shall prevent Landlord from suing on the Lease or from exercising any other rights available to it under the Lease, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor's right of subrogation against Tenant and that Guarantor may therefor incur partially or totally nonreimbursable liability hereunder, nevertheless Guarantor hereby authorizes and empowers Landlord to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

      8. Whenever Guarantor shall make any payment to Landlord hereunder on account of any liability hereunder, Guarantor shall notify Landlord in writing that such payment is made under this Guaranty for such purpose. It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or from any reletting of the Premises upon an uncured default by Tenant, to any due and unpaid Rent or other charges or to such other obligations owed by Tenant to Landlord pursuant to the Lease in such order as Landlord, in its sole and absolute discretion, determines.

      9. Until the Obligations shall have been indefeasibly paid in full, Guarantor shall withhold exercise of (a) any right of subrogation against Tenant, (b) any right of contribution

Guarantor may have against any other guarantor of the Obligations, (c) any right to enforce any remedy which Landlord now has or may hereafter have against Tenant or (d) any benefit of, and any right to participate in, any security now or hereafter held by Landlord. Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Landlord may have against Tenant, to all right, title and interest Landlord may have in any such collateral or security, and to any rights Landlord may have against such other guarantor. Landlord may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement.

      10. Subject to the rights of any creditors of Guarantor, any indebtedness of Tenant now or hereafter held by Guarantor is hereby subordinated in right of payment to the Obligations and any such indebtedness of Tenant to Guarantor collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

      11. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been indefeasibly paid in full and Tenant shall have no further Obligations under, pursuant to, or in connection with, the Lease.

      12. This Guaranty shall continue in full force and be binding upon Guarantor and its successors and assigns.

      13. This Guaranty shall inure to the benefit of Landlord and its successors and assigns.

      14. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord or to such persons as Landlord may direct, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by any person holding or proposing to acquire any interest in the Lease.

      15. Guarantor shall pay all reasonable attorneys' fees, charges and expenses and all other reasonable costs and expenses which are incurred in the enforcement of this Guaranty whether or not any action or proceeding is actually commenced by Landlord against Guarantor or prosecuted to judgment.

      16. All rights, duties, benefits, and privileges arising hereunder shall be construed according to the laws of the State of Texas.

      17. To the extent that Guarantor has now or may hereafter acquire such, Guarantor hereby irrevocably waives in respect of its obligations under this Guaranty, immunity from the jurisdiction of any court (including, but not limited to, the courts of the United States or any State thereof) and immunity of its revenues, assets, or properties (whether commercial or noncommercial) from execution upon, attachment in aid of execution upon, and attachment prior to, a judgment of any such court, and from any other legal process or action taken in connection with this Guaranty, and Guarantor agrees that the foregoing waivers of immunity shall have effect under and be construed in accordance with the Foreign Sovereign Immunities Act of 1976 of the United States, as the same may be amended from time to time.

      18. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Guaranty.

      19. (a) So long as any Obligation could arise or remains outstanding, Guarantor shall not, without the prior written consent of Landlord, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Tenant. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or by any defense which Tenant may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

      (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Landlord that the Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Tenant of any portion of such Obligations by reason of such proceedings referred to in clause (a). Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such interest accruing after the date on which such proceeding is commenced.

      (c) In the event that all or any portion of the Obligations are paid by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

      20. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be dealt with and adjudicated in the courts of the State of Texas or the Federal courts sitting in the State of Texas; and hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in a manner permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court. Guarantor irrevocably agrees that service of any and all process in any such suit, action or proceeding in any such court may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to it at its address as specified in the preamble of this Guaranty. Such service is hereby acknowledged, agreed, accepted and consented to by Guarantor to be good, sufficient, effective and binding service in every respect

      21. Provided that service of process is effected upon Guarantor as provided above or in any other manner permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor as provided above or in any other manner permitted by law, Guarantor agrees that final judgment from which Guarantor has not appealed or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under the applicable law, be enforced in the courts or any state or any Federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon each judgment and that Guarantor will not assert any defense, counterclaim or set off in any such suit upon such judgment.

      22. The obligations of Guarantor under this Guaranty shall not be discharged by an amount paid in currency other than U.S. Dollars, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to U.S. Dollars under normal banking procedures does not yield the amount of U.S. Dollars due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures Landlord could purchase U.S. Dollars with the Second Currency on the business day next preceding that on which such judgment is rendered. The obligation of Guarantor in respect of any such sum due from it to Landlord hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the business day following receipt by Guarantor of any sum adjudged to be due hereunder in the Second Currency to Landlord, Landlord may in accordance with normal banking procedures purchase U.S. Dollars with the amount of the Second Currency so adjudged to be due; and Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify Landlord against, and to pay Landlord on demand in U.S. Dollars, any difference between the sum originally due to Landlord in U.S. Dollars and the amount of U.S. Dollars so purchased and transferred.

      23. Guarantor shall furnish to Landlord (a) as soon as available, and in any event within sixty (60) days after the close of each fiscal quarter accounting period of Guarantor, a copy of the balance sheet of Guarantor as of the last day of such period, in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, and certified to by its president, chief financial officer or treasurer; and (b) as soon as available, and in any event within one hundred twenty (120) days after the close of each annual accounting period of Guarantor, a copy of the balance sheet of Guarantor as of the last day of the period then ended, and accompanying notes thereto, in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of a firm of independent public accountants of recognized national standing, selected by Guarantor and satisfactory to Landlord, to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and present fairly in accordance with GAAP the financial condition of Guarantor as of the close of such fiscal year and the results of its operations for the fiscal year then ended, and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

      24. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of Texas in order to make effective (a) the consent of Guarantor to the jurisdiction of the courts of the State of Texas and the Federal courts sitting in the State of Texas and (b) the other provisions of this Guaranty.

      25. Nothing in this Guaranty shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

      26. Guarantor may not assign this Guaranty without the prior written consent of Landlord which consent may be withheld, conditioned or delayed in Landlord's sole discretion.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                                     JAMES HARDIE NV, a Netherlands corporation

                                     By:________________________________________
                                                    Peter Macdonald,
                                                    Managing Director

                                     By:________________________________________
                                                    Phillip Morley,
                                                    Managing Director

                                    EXHIBIT D

                                    GUARANTY

      THIS GUARANTY is made as of the 6th day of October, 2000 by TEMPLE-INLAND FOREST PRODUCTS CORPORATION, a Delaware corporation ("Guarantor"), having an office at 303 South Temple Drive, Diboll, Texas 75941, in favor of JAMES HARDIE BUILDING PRODUCTS, INC., a Nevada corporation ("Tenant"), with respect to, in consideration of, and as inducement for, the leasing by Tenant of certain premises and personal property (the "Premises") located in Waxahachie, Ellis County, Texas, from FORTRA FIBER-CEMENT L.L.C., a Delaware limited liability company ("Landlord"), of which the majority interests are owned by Guarantor, pursuant to that certain Industrial Building Lease (as such may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the "Lease") dated as of even date herewith between Landlord and Tenant.

      1. Guarantor hereby unconditionally and irrevocably guarantees to Tenant, its successors and/or assigns the full and prompt payment and performance of all obligations owed by Landlord pursuant to the Lease (the "Obligations"). If Landlord shall fail to pay or perform any Obligation as required pursuant to the terms of the Lease, then, irrespective of any defense or any right of set-off, credit or claim that Guarantor may have against Tenant, Guarantor shall forthwith upon demand by Tenant pay or perform such Obligation.

      2. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (a) any agreement or stipulation between Tenant and Landlord or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of Landlord to be performed, (b) any renewal or extension of the Lease, either pursuant to an option granted in the Lease or otherwise, (c) any waiver by or failure of Tenant to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (d) any sale or transfer of the Premises, (e) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (f) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Landlord or Tenant or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty. No such agreement, stipulation, waiver or failure shall impair the obligations hereunder of Guarantor and such obligations shall be and remain in full force and effect.

      3. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectibility, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Tenant of any remedies Tenant may have.

      4. Guarantor hereby waives (a) diligence, presentment, demand of payment and protest; (b) all notices to Guarantor, Landlord or any other person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any obligations contained in the Lease) and (c) all demands whatsoever. Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

      5. No failure or delay on the part of Tenant in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      6. Any notice or demand of Guarantor from or by Tenant, its successors or assigns, shall be delivered to Guarantor in the manner prescribed for the delivery of notices in the Lease at the address indicated in the first paragraph of this Guaranty, or such other address as Guarantor shall furnish in writing to Tenant. Nothing contained in this Paragraph 6 shall be deemed to require Tenant to give any notice to Guarantor, Landlord or any other Person.

      7. This Guaranty may be enforced by Tenant without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Tenant to proceed against Landlord, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity. Nothing herein contained shall prevent Tenant from suing on the Lease or from exercising any other rights available to it under the Lease, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Tenant of certain rights and remedies contained in the Lease may affect or eliminate Guarantor's right of subrogation against Landlord and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless Guarantor hereby authorizes and empowers Tenant to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

      8. Whenever Guarantor shall make any payment to Tenant hereunder on account of any liability hereunder, Guarantor shall notify Tenant in writing that such payment is made under this Guaranty for such purpose.

      9. Until the Obligations shall have been indefeasibly paid in full, Guarantor shall withhold exercise of (a) any right of subrogation against Landlord, (b) any right of contribution Guarantor may have against any other guarantor of the Obligations, (c) any right to enforce any remedy which Tenant now has or may hereafter have against Landlord or (d) any benefit of, and any right to participate in, any security now or hereafter held by Tenant. Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Landlord or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Tenant may have against Landlord, to all right, title and interest Tenant may have in any such collateral or security, and to any rights Tenant may have against such other guarantor. Tenant may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Tenant and shall forthwith be paid over to Tenant to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement.

      10. Subject to the rights of any creditors of Guarantor, any indebtedness of Landlord now or hereafter held by Guarantor is hereby subordinated in right of payment to the Obligations and any such indebtedness of Landlord to Guarantor collected or received by Guarantor shall be held in trust for Tenant and shall forthwith be paid over to Tenant to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

      11. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been indefeasibly paid in full and Landlord shall have no further Obligations under, pursuant to, or in connection with, the Lease.

      12. This Guaranty shall continue in full force and be binding upon Guarantor and its successors and assigns.

      13. This Guaranty shall inure to the benefit of Tenant and its successors and assigns.

      14. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Tenant, execute, acknowledge and deliver to Tenant or to such persons as Tenant may direct, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by any person holding or proposing to acquire any interest in the Lease.

      15. Guarantor shall pay all reasonable attorneys' fees, charges and expenses and all other reasonable costs and expenses which are incurred in the enforcement of this Guaranty whether or not any action or proceeding is actually commenced by Tenant against Guarantor or prosecuted to judgment

      16. All rights, duties, benefits, and privileges arising hereunder shall be construed according to the laws of the State of Texas.

      17. To the extent that Guarantor has now or may hereafter acquire such, Guarantor hereby irrevocably waives in respect of its obligations under this Guaranty, immunity from the jurisdiction of any court (including, but not limited to, the courts of the United States or any State thereof) and immunity of its revenues, assets, or properties (whether commercial or noncommercial) from execution upon, attachment in aid of execution upon, and attachment prior to, a judgment of any such court, and from any other legal process or action taken in connection with this Guaranty, and Guarantor agrees that the foregoing waivers of immunity shall have effect under and be construed in accordance with the Foreign Sovereign Immunities Act of 1976 of the United States, as the same may be amended from time to time.

      18. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Guaranty.

      19. (a) So long as any Obligation could arise or remains outstanding, Guarantor shall not, without the prior written consent of Tenant, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Landlord. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Landlord or by any defense which Landlord may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

      (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Tenant that the Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Landlord of any portion of such Obligations by reason of such proceedings referred to in clause (a). Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Tenant, or allow the claim of Tenant in respect of, any such interest accruing after the date on which such proceeding is commenced.

      (c) In the event that all or any portion of the Obligations are paid by Landlord, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Tenant as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

      20. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be dealt with and adjudicated in the courts of the State of Texas or the Federal courts sitting in the State of Texas; and hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in a manner permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court. Guarantor irrevocably agrees that service of any and all process in any such suit, action or proceeding in any such court may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to it at its address as specified in the preamble of this Guaranty. Such service is hereby acknowledged, agreed, accepted and consented to by Guarantor to be good, sufficient, effective and binding service in every respect.

      21. Provided that service of process is effected upon Guarantor as provided above or in any other manner permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor as provided above or in any other manner permitted by law, Guarantor agrees that final judgment from which Guarantor has not appealed or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under the applicable law, be enforced in the courts or any state or any Federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon each judgment and that Guarantor will not assert any defense, counterclaim or set off in any such suit upon such judgment.

      22. Guarantor shall furnish to Tenant (a) as soon as available, and in any event within sixty (60) days after the close of each fiscal quarter accounting period of Guarantor, a copy of Form 10-Q filed with the U.S. Securities and Exchange Commission by the parent company of Guarantor as of the last day of such period; and (b) as soon as available, and in any event within one hundred twenty (120) days after the close of each annual accounting period of Guarantor, a copy of Form 10-K filed with the U.S. Securities and Exchange Commission by the parent company of Guarantor as of the last day of the period then ended.

      23. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of Texas in order to make effective (a) the consent of Guarantor to the jurisdiction of the courts of the State of Texas and the Federal courts sitting in the State of Texas and (b) the other provisions of this Guaranty.

      24. Nothing in this Guaranty shall affect the right of Tenant to serve process in any manner permitted by law or limit the right of Tenant or any of its successors or assigns, to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

      25. Guarantor may not assign this Guaranty without the prior written consent of Tenant which consent may be withheld, conditioned or delayed in Tenant's sole discretion.

      26. Guarantor agrees not to sell or transfer its ownership interest in Landlord to any entity not affiliated with Tenant which engages in the manufacture of fiber-cement products.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                                         TEMPLE-INLAND FOREST PRODUCTS
                                           CORPORATION, a Delaware corporation

                                         By: _________________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                    EXHIBIT E

                                     FORM OF
                      JAMES HARDIE BUILDING PRODUCTS, INC.
                          CONFIDENTIALITY UNDERTAKING

YOUR NAME AND TITLE:              ______________________________________________
(Please print)

ORGANIZATION:                     ______________________________________________
(Name in Full)

ADDRESS:                          ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

                          ACKNOWLEDGMENT AND AGREEMENT

      In consideration of being granted access to a site operated by James Hardie Building Products Inc. or any of its affiliated or related companies (together and respectively, the "Company") I provide the following undertaking on behalf of myself and my organization.

      I acknowledge that during my access to the Company's site, the Company may disclose to me Confidential Information. I acknowledge that the Company is only prepared to grant me access to Company site on the condition that I agree to keep any such Confidential Information confidential. I agree to do so on the terms contained in this undertaking.

                               TERMS OF DISCLOSURE

      "Confidential Information" includes information concerning quality systems, product formulations and properties, production processes and materials, machinery and its configurations, engineering designs and drawings, testing methods and results, research projects, business information and plans, and customer and supplier identities and my association with the Company, any other information treated or identified as confidential by the Company or of an inherently confidential nature, including but not limited to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

- Signatory and Witness to Initial in margin ___________________________________
            (please summarise all disclosed Confidential Information beyond that defined in the text printed above)

that is disclosed to me by the Company in the course of my access to the Company's site and any record of the Confidential Information made by me or my organization. Notwithstanding the foregoing, Confidential Information does not include information which (a) was in the possession of or known by me or my organization prior to disclosure by the Company, or (b) is, or through no fault of me or my organization becomes, generally known to the trade or the public.

      I will take all action necessary to maintain the confidential nature of the Confidential Information. I will not disclose or publish or permit disclosure or publication of any of the Confidential Information to any person (except a person whose access to the Company's site is permitted by that certain Industrial Building Lease dated October ______, 2000 by and between the Company as tenant and Fortra Fiber-Cement L.L.C. as landlord and also has executed a similar Confidentiality Undertaking for the benefit of the Company) or for any purpose other than those persons and purposes which have been disclosed to and approved by the Company in writing or as otherwise expressly permitted hereunder.

      I will also:

            (a) limit the disclosure of the Confidential Information to such of my officers, employees, agents, attorneys or advisers who reasonably require such information and in such cases require them to be equally bound by the conditions of this undertaking; and

            (b) return immediately to the Company all Confidential Information when requested to do so by the Company at any time.

      Confidential Information may be disclosed if required by law or legally binding order or subpoena of a court, government or governmental agency providing that only the minimum Confidential Information required to be disclosed to comply with the applicable law or order is disclosed. I agree to give the Company reasonable prior notice of any such disclosure at 26300 La Alameda, Suite 100, Mission Viejo, California 92691, or any other address of which I am informed in writing, so that the Company shall have a reasonable opportunity to protect its interest in such Confidential Information.

      The obligations of confidentiality in this undertaking continue to apply to me until I obtain a release in writing from the Company or until the information ceases to be Confidential Information as indicated above.

      I acknowledge and agree to be bound by the above terms.

      I also give this Confidentiality Undertaking on behalf of my organization and I have the authority to bind my organization in this regard. (Strike out this sentence if the signatory does not have the necessary authority.)

      The Company shall have all rights and remedies available at law or in equity in the event of any violation of this Confidentiality Undertaking.

                                               SIGNED:

                                               _________________________________
                                               (Signature)

                                               Date: ___________________________

                                   EXHIBIT "F"

1.    Broderson Carryback Crane, Model No. IC-200, Serial #85186

2. Caterpillar Integrated Tool Carrier (Frontend Loader), Model No. IT24F, Serial #4NN01077

3.    Yale Forklifts:

      (a)   Yale Forklift, Model No. GLP060, Serial #E177B17781U

      (b)   Yale Forklift, Model No. GLP060, Serial #E1-77B17804U

      (c)   Yale Forklift, Model No. GLP060T, Serial #A875B04466W

4.    Taylor Forklifts:

      (a)   Taylor Forklift, Model No. THD160, Serial #27455

      (b)   Taylor Forklift, Model No. THD160, Serial #27456

      (c)   Taylor Forklift, Model No. THD160, Serial #27457

      (d)   Taylor Forklift, Model No. THD250S, Serial #25417

      (e)   Taylor Forklift, Model No. THD250S, Serial #27461

      (f)   Taylor Forklift, Model No. THD160, Serial #28494

      (g)   Taylor Forklift, Model No. THD160, Serial #28495

5.    Genie Manlift Boom, Model No. Z60-34, Serial #1549